JOINT VENTURE FORMATION AGREEMENT


      THIS JOINT VENTURE AGREEMENT is entered into and effective as of this 6th day of April, 2000, by and among NN BALL & ROLLER, INC., a Delaware corporation ("NNBR"), AB SKF, A SWEDISH COMPANY ("SKF"), and FAG KUGELFISCHER GEORG SCHAFER AG, a German company ("FAG").

                                    RECITALS

      A. NNBR manufactures precision steel balls for use in, inter alia, ball bearings and currently has a wholly-owned subsidiary, NN Ball & Roller Limited, which operates a precision steel ball manufacturing facility in Kilkenny, Ireland (the "NNBR Sub"). This is the only manufacturing facility of NNBR and its Affiliates in Europe. NNBR desires to transfer the shares of NNBR Sub in exchange for a 54% interest in a joint venture (the "Company") with SKF and FAG.


      B. SKF, through its wholly-owned subsidiary SKF Industrie S.p.A. ("SKF Italy"), is, inter alia, a manufacturer of precision steel balls for use in, inter alia, ball bearings and currently operates a precision steel ball manufacturing facility in Pinerolo, Italy (the "SKF Facility"). This is the only manufacturing facility of SKF and its Affiliates for such products in Europe. SKF desires to transfer all of the assets used in its ball manufacturing business in Pinerolo (the "SKF Assets") and the Business to a newly established subsidiary (the "SKF Sub") and then to sell the SKF Sub to a subsidiary of the Company ("EB Italy") for 35.532 million Euros and SKF desires to contribute
28.556 million Euros to the Company (subject to adjustment under Section 5.5 below) in exchange for a 23% interest in the Company.


      C. FAG, through its wholly-owned subsidiary FAG Komponenten AG ("FAG Sub"), is, inter alia, a manufacturer of precision steel balls for use in, inter alia, ball bearings and currently operates a precision steel ball manufacturing facility in Eltmann, Germany (the "FAG Facility"). This is the only manufacturing facility of FAG and its Affiliates for such products in Europe. FAG desires to contribute 4.960 million Euros to a newly established subsidiary (the "FAG EB") and then to transfer the shares of FAG EB to the Company in exchange for a 23% interest in the Company and to sell all of the assets used in its ball manufacturing business in Eltmann (the "FAG Assets") and the Business to FAG EB for 15.956 million Euros (subject to adjustment under Section 5.5 below).

                                    AGREEMENT


      In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Establishment and Purpose of Company. NNBR, SKF, and FAG hereby agree to purchase the Company to manufacture precision steel balls for sale worldwide. Each of NNBR, SKF, and FAG hereby acknowledges and agrees that the purpose of all activities and operations of the Company and all activities and decisions of such party in connection with the establishment and operation of the Company shall be, in no order of priority, (i) to secure the maximum commercial advantage of the Company in the territories in which it operates (ii) to maximize the return on capital invested in the Company, and
(iii) to manufacture and sell high quality precision steel balls at competitive prices.

     2. Definitions.

          2.1 "Affiliate" of a party means any entity that controls, is controlled by or is under common control with such party, except that the Company and its subsidiaries shall not be deemed to be Affiliates of NNBR and no JV Party shall be deemed to be an Affiliate of the Company.

          2.2 "Applicable Law" shall mean, with respect to a party, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such party or its properties, business or assets.

          2.3 "Assets" shall mean the NNBR Assets as defined in Schedule 6.1.4, the SKF Assets as defined in Schedule 6.2.4, or the FAG Assets as defined in Schedule 6.3.4, as applicable.

          2.4 RESERVED

          2.5 "Board of Directors" shall mean the board of directors of the Company as from time to time constituted pursuant to the Company Organizational Documents.

          2.6 "Business" shall mean the business conducted in the NNBR Facility (the "NNBR Business"), the SKF Facility (the "SKF Business") and the FAG Facility (the "FAG Business"), as applicable.

          2.7 "Closing" shall mean the completion of the transactions contemplated by this Agreement, all in accordance with the provisions of this Agreement. The Closing shall take place at the offices of KPMG in Frankfurt, Germany and in locations agreed to by the JV Parties in Italy, Ireland, and Denmark if necessary.

          2.8 "Closing Date" shall mean the date on which the Closing occurs.

          2.9 RESERVED

          2.10 "Company" shall mean the joint venture company established pursuant to the Company Organizational Documents, and shall, when the context requires, include its subsidiaries.

          2.11 "Company Organizational Documents" shall mean the organizational documents of the Company translated into the English language and attached hereto as Exhibit 2.11(a), as amended from time to time and of its subsidiaries as attached in Exhibits 2.11(b), (c) and (d), as amended from time to time.

          2.12 "Confidential Information" shall mean any trade secrets, know-how, data, formulas, processes, tools and techniques, software algorithms and routines, intellectual property or other information, tangible or intangible, of a person or entity.

          2.13 "Customer Contracts" shall mean the NNBR Customer Contracts, the SKF Customer Contracts, or the FAG Customer Contracts, as applicable.

          2.14 "Employees" shall mean the persons employed by the NNBR Business, SKF Business and FAG Business, as applicable, at the Closing Date.

          2.15 "Europe" shall mean those countries listed on Schedule 2.15, hereto.

          2.16 "Governmental Approvals" mean all approvals, consents, authorizations and similar actions from all Governmental Authorities that are necessary in order to consummate the transactions contemplated hereunder or under any of the Associated Agreements.

          2.17 "Governmental Authority" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          2.18 "Independent Accounting Firm" shall mean a certified public accountant at an audit firm selected by the Shareholders under the Shareholder Agreement.

          2.19 "Intercompany Relations" shall mean any agreements, undertakings, obligations, services or shared relationships between on the one hand SKF and its Affiliates, NNBR and its Affiliates or FAG and its Affiliates, respectively, and on the other hand the SKF Business, the NNBR Business or the FAG Business, respectively, except for matters addressed in the Service Agreements, the FAG Lease, or the Shareholder Agreement.

          2.20 "JV Parties" shall mean NNBR, SKF and FAG.

          2.21 "Nondisclosure Agreement" shall mean the Confidentiality Agreement among NNBR, SKF and FAG dated June 5, 1999.

          2.22 "Other Contracts" shall mean the NNBR Other Contracts, the SKF Other Contracts, and the FAG Other Contracts, as applicable.

          2.23 "Percentage Interest" shall mean with respect to a party, the percentage of the Company's issued and outstanding shares held by such party. The initial Percentage Interests of the parties shall be as follows:
     NNBR - 54%; SKF - 23%; and FAG - 23%.

          2.24 "Permits" shall mean all permits, licenses, or other approvals of Governmental Authorities required for the operation of the Company and the Businesses.

          2.25 "Real Property Leases" shall mean the NNBR Real Property Leases, the SKF Real Property Leases, and the FAG Real Property Leases, as applicable.

          2.26 "Service Agreements" shall mean the agreements entered into between NNBR and its Affiliates and the Company and its Affiliates, between SKF and its Affiliates and the Company and its Affiliates, and between FAG and its Affiliates and the Company and its Affiliates, as necessary to provide the Company and its Affiliates continued access to property or services controlled or provided by the JV Parties and/or their Affiliates.

          2.27 "Shareholder Agreement" shall mean the agreement among the JV Parties attached as Exhibit 2.27 hereto.

          2.28 "Sub" shall mean NNBR Sub, SKF Sub, and FAG Sub, respectively.

          2.29 "Supply Agreements" shall mean the Supply Agreement between the Company and SKF attached as Exhibit 2.29(a) hereto and the Supply Agreement between the Company and FAG attached as Exhibit 2.29(b) hereto.

     3. The Company.

      The business and activities of the Company shall be conducted through NN Euroball, ApS, a Danish company formed pursuant to the Company Organizational Documents for the sole purpose of undertaking the Company. The share capital of the Company shall initially be 125,000 DKK to be represented by 1,250 shares of common stock.

     4. Actions to be Taken Prior to Closing.

          4.1 SKF Transfer of Assets to Subsidiary. (a) Subject to the terms and conditions set forth in this Agreement, SKF hereby agrees that before or at the Closing it will cause SKF Italy to execute reasonable and customary documents in accordance with Applicable Law, negotiated and agreed upon by the JV Parties prior to the Closing, to contribute the SKF Assets and Business to the SKF Sub. The contribution of the SKF Assets shall result in a new share issuance (in kind contribution). All costs in connection with this contribution, inclusive of new equipment, software, licenses, permits, Governmental Approvals, taxes, etc., shall be borne by SKF or SKF Italy and SKF undertakes to make the tax election set forth in Section 4,2(Degree) par. of law no. 358 of October 8, 1997.

               (b) Subject to the terms and conditions set forth in this Agreement, SKF hereby agrees that before the Closing it will cause SKF Italy to enter into the SKF Share Purchase Agreement with EB Italy.

            4.2 FAG Actions. (a) Subject to the terms and conditions set forth in this Agreement, FAG hereby agrees that before the Closing it will form FAG EB and contribute to it 4.960 million Euros in exchange for 100% of its capital shares. All costs in connection with this transaction shall be borne by FAG.

               (b) Subject to the terms and conditions set forth in this Agreement, FAG hereby agrees that before the Closing it will cause FAG Sub to execute the FAG Asset Transfer Agreement, and all other reasonable and customary transfer documents in accordance with Applicable Law, negotiated and agreed upon by the JV Parties prior to the Closing, to transfer the FAG Assets and Business to FAG EB at the Closing. All costs in connection with these transfers, inclusive of new equipment, software, licenses, permits, Governmental Approvals, taxes, etc., shall be borne by FAG.

          4.3 NNBR Actions. Subject to the terms and conditions set forth in this Agreement, NNBR hereby agrees that at or before the Closing it will execute reasonable and customary transfer documents in accordance with Applicable Law, negotiated and agreed upon by the JV Parties prior to the Closing, to transfer the shares of NNBR Sub to the Company.

          4.4 Intercompany Relations. Prior to or at the Closing each JV Party shall cause its Intercompany Relations to be terminated.

          4.5 Governmental Approvals. As soon as practical and prior to the Closing, each JV Party shall apply for and use its best efforts to obtain, all Governmental Approvals necessary for it to complete the transactions contemplated by this Agreement and the JV Parties shall cooperate to apply for and obtain all Governmental Approvals required for the Company to complete the transactions contemplated by this Agreement, including the JV Parties joint efforts and cooperation in obtaining anti-trust approval.

          4.6 Financial Statements. Each JV Party shall, at such Party's sole cost, prepare and deliver to the Company at Closing, financial statements of such Party's Business for the fiscal year ended December 31, 1999, audited in accordance with United States generally accepted accounting principles, in such form and content as required by the United States Securities and Exchange Commission for financial statement reporting by NNBR.

          4.7 Asset Transfers and Valuations. Each party agrees to take all actions necessary to ensure that, at the Closing, all of its Assets (as described in the applicable Schedule) and Business are transferred to the ownership and control of the Company or one of its subsidiaries. All such Assets shall be valued for purposes of this Agreement, including the formation of and contribution to the Company, and Section 5.5 below, in accordance with the principles and methodologies described on Schedule 4.7 attached hereto.

     5. Actions to be Taken at Closing; Closing Balance Sheets.

          5.1 Actions by NNBR. (a) At the Closing, NNBR shall transfer its 100% ownership interest in NNBR Sub to the Company in exchange for a 54% Interest in the Company.

               (b) At the Closing, NNBR shall execute and deliver to NNBR Sub the NNBR Services Agreement pursuant to which NNBR shall agree to provide to NNBR Sub the services described on Exhibit 5.1(b) for the payments described on Exhibit 5.1(b).

          5.2 Actions by SKF. (a) At the Closing, SKF shall cause SKF Italy to sell to EB Italy its 100% ownership interest in SKF Sub in accordance with the terms and conditions of the SKF Share Purchase Agreement.

               (b) At the Closing, SKF shall contribute to the Company 28.556 million Euros, subject to adjustment under Section 5.5, below, in exchange for a 23% Interest in the Company.

               (c) At the Closing, SKF shall cause its Affiliates to execute and deliver to SKF Sub the SKF Services Agreement pursuant to which SKF and/or its Affiliates shall agree to provide to SKF Sub or EB Italy, as the case may be, the services described on Exhibit 5.2(c) for the payments described on Exhibit 5.2(c).

            5.3   Actions by FAG.  (a)    At the Closing, FAG shall
      contribute to the Company its 100% ownership interest in FAG EB in exchange for a 23% Interest in the Company.

               (b) At the Closing, FAG shall cause FAG Sub to sell to FAG EB the FAG Assets and Business in accordance with the terms and conditions of the FAG Asset Transfer Agreement.

               (c) At the Closing, FAG shall, and shall cause its Affiliates to execute and deliver to FAG EB the FAG Services Agreement pursuant to which FAG and FAG Sub shall agree to provide to FAG EB the services described on Exhibit 5.3 (c) for the payments described on Exhibit 5.3(c).

          5.4 Company Borrowings. (a) At the Closing, the Company and/or its subsidiaries will execute and deliver all agreements and other documents deemed necessary and appropriate to borrow from a third party lender (the "Lender") 44.553 million Euros (the "Debt") to be used to fund the purchase of the FAG Assets and Business under the FAG Asset Transfer Agreement, the purchase of the shares of SKF Sub under the SKF Share Purchase Agreement, and for general corporate purposes.

               (b) At the Closing, each of NNBR, FAG and SKF shall execute and deliver to the Lender an unconditional guarantee of that portion of the Debt equal to such Party's Percentage Interest. Each party's guarantee shall expire (i) on its sixth (6th) anniversary or (ii) earlier if the party ceases to be a shareholder in the Company. In the event of (ii), above, the Company shall use all reasonable efforts to obtain the release of the party's guarantee by the Lender as quickly as possible.

          5.5 Closing Balance Sheet.

               (a) Balance Sheet Adjustment Mechanism.

                    (i) Each JV Party has prepared a balance sheet in accordance with U.S. GAAP for its Business (the "Opening Balance Sheet"). These are attached hereto as
                         Schedule 5.5.

                    (ii) As promptly as possible following the Closing Date, the
                         Company shall prepare a balance sheet dated as of the Closing Date in accordance with U.S. GAAP, and using the valuation principles set forth in Schedule 4.7, for each Business (the "Closing Balance Sheet"), without any adjustments applicable solely as a result of the Company.

                    (iii) The Net Book Value Adjustment for each Business shall be the amount by which the net book value of that Business, calculated as total assets less total liabilities, as shown on the Closing Balance Sheet is greater than, or less than, the Net Book Value shown on the Opening Balance Sheet applicable to that Business.

                    (iv) Each Closing Balance Sheet shall be accompanied by a
                         statement setting forth the Net Book Value Adjustment, together with the calculations showing the basis for the determination of such sum, and shall be delivered to each JV Party.

                    (v) In the event that any JV Party disputes a Closing Balance Sheet or the calculation of a Net Book Value Adjustment, the disputing party shall deliver the Dispute Notice within thirty (30) calendar days after delivery of the Closing Balance Sheet, setting forth in such Dispute Notice the basis for such dispute and, if possible, the amount in dispute. In the event of such a dispute, the JV Parties shall first use their best efforts to resolve such dispute between themselves. If the JV Parties are unable to resolve the dispute within thirty (30) calendar days after delivery of the Dispute Notice, the dispute shall be submitted to the accountants for the Company and the accountants for the disputing party for resolution, who shall use their best efforts to resolve the dispute within thirty (30) days after submission. In the event that the accountants for the Company and the accountants for the disputing party do not resolve the dispute within such thirty (30) day period, they shall appoint a third independent accounting firm, or if no agreement can be reached regarding the appointment of a third party accounting firm, the President of the Chamber of Commerce of Paris shall appoint an internationally reputable accounting firm (the "Independent Accountants") which shall, within thirty (30) days after such appointment, resolve the dispute. The determination by the accountants for the Company and the accountants for the disputing party or by the Independent Accountants, as the case may be, as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All determinations pursuant to this Section

                         5.5(a)(v) shall be in writing and shall be delivered to the parties hereto.

                    (vi) The fees and expenses of the accountants for the
                         Company in connection with the resolution of disputes pursuant to Section 5.5(a)(v) shall be borne by the Company and the fees and expenses of accountants for the disputing party in connection with the resolution of disputes pursuant to Section 5.5(a)(v) shall be borne by the disputing party. The fees and expenses of the Independent Accountants in connection with the resolution of disputes pursuant to Section 5.5(a)(v) shall be shared equally by the Company and the disputing party.

                    (c) Reconciliation of Adjustments. The Company shall
               determine the net amount of adjustments, if any, as between the Company and each JV Party, or its Affiliates. Each JV Party or its Affiliates shall then either be required to pay or entitled to receive the net amount calculated by the Company as being owed or due to such JV Party or its Affiliates as a Net Book Value Adjustment. In addition, because the aggregate investment in the Company by FAG, SKF and NNBR has been agreed to represent 23%, 23% and 54%, respectively, of the total Company, in the event that the Net Book Value Adjustment results in the Company paying additional amounts to a JV Party or its Affiliates, such JV Party shall contribute to the Company additional capital investment of an equal amount.

          6. Representations and Warranties.

               6.1 Representations and Warranties of NNBR. As an inducement to SKF and FAG to enter into this Agreement and to consummate the transactions contemplated hereby, NNBR makes the representations and warranties to SKF and FAG set forth on Schedule 6.1 (the "NNBR Representations and Warranties"). The Company shall be a third party beneficiary of these representations and warranties and be entitled to enforce and recover for any breach of these representations and warranties. At the Closing, NNBR shall reconfirm the NNBR Representations and Warranties.

               6.2 Representations and Warranties of SKF. As an inducement to NNBR and FAG to enter into this Agreement and to consummate the transactions contemplated hereby SKF makes the representations and warranties to NNBR and FAG set forth on Schedule 6.2 (the "SKF Representations and Warranties"). The Company shall be a third party beneficiary of this Agreement and be entitled to enforce and recover for any breach of these representations and warranties. At the Closing, SKF and SKF Italy shall make the SKF Representations and Warranties in the SKF Share Purchase Agreement.

               6.3 Representations and Warranties of FAG. As an inducement to NNBR and SKF to enter into this Agreement and to consummate the transactions contemplated hereby FAG makes the representations and warranties to NNBR and SKF set forth on Schedule 6.3 (the "FAG Representations and Warranties"). The Company shall be a third party beneficiary of this Agreement and be entitled to enforce and recover for any breach of these representations and warranties. At the Closing, FAG and FAG Sub shall make the FAG Representations and Warranties in the FAG Asset Transfer Agreement.

          7. Joint Covenants of JV Parties.

          Each of the JV Parties covenants and agrees as follows:

               7.1 Performance.

                    (a) Each JV Party shall, through the Closing Date, continue
               (and shall cause its Affiliates to continue) to faithfully and diligently perform its continuing obligations, if any, under each of their Real Property Leases, Customer Contracts and Other Contracts in accordance with their terms such that all obligations of the JV Party (and its Affiliates) thereunder to be performed through and as of the Closing Date will be so performed.

                    (b) The JV Parties shall each pay one-third of (i) the cost of the services of KPMG in conducting its financial due diligence of the Businesses and of preparing its related report, a copy of which has been delivered to each JV Party and (ii) the cost of the services of Dames & Moore in conducting environmental due diligence of the Businesses and of preparing its related reports, copies of which have been delivered to each JV Party.

          7.2 Conduct of Business.

                    (a) From the execution of this Agreement until Closing, each
               JV Party shall or shall cause its Affiliates to:

                         (i) Operate their Business and continue to maintain the
                    Assets only in the ordinary course, using reasonable commercial efforts in keeping with historical practices to preserve and maintain the services of the Employees and its relationships with suppliers and customers;

                         (ii) Continue to insure the Assets under existing
                    policies of insurance at current levels;

                         (iii) Maintain all books and records in the ordinary
                    course, consistent with past practice;

                         (iv) Promptly inform the other JV Parties in writing of
                    any material development affecting the Assets, operations, results of operations or prospects, or any material development affecting their ability to consummate the transactions contemplated by this Agreement.

                    (b) Further, from the execution of this Agreement until
               Closing, no JV Party shall or shall cause its Affiliates to, other than in the ordinary course of business consistent with historical practice, without the express prior written approval of the other JV Parties or unless specifically allowed or required under this Agreement:

                         (i) Change in any material manner the ownership of the
                    Assets;

                         (ii) Increase the rate of compensation to the Employees
                    beyond the usual and customary annual merit increases or bonuses under established compensation plans;

                         (iii) Mortgage, pledge or subject to lien any of the
                    Assets;

                         (iv) Sell, transfer, or otherwise dispose of any of the
                    Assets except in the ordinary course of business;

                         (v) Violate any law applicable to the operation of the
                    Business or Assets in any material respect;

                         (vi) Engage in any practice, take any action or omit to
                    take any action or enter into any transaction that would render any of the warranties and representations of the JV Party contained herein untrue in any material respect;

                         (vii) Enter into or commit to enter into any contract,
                    agreement or commitment that would be required to be set forth on Schedules 6.1.4(f), 6.2.4(f) and 6.3.4(f) hereto; and

                         (viii) Other than any expiration due solely to the
                    passage of time, cancel or terminate or consent to or accept any cancellation or termination of any Customer Contract, any Real Property Lease or any Other Contract, amend or otherwise modify any of the material terms or provisions or give any consent, waiver or approval, waive any breach of any of the material terms or provisions or take any other action in connection with the foregoing that would materially impair the Assets.

          7.3 Access to Information. Each JV Party shall afford the other JV Parties, their counsel, financial advisors, auditors, lenders, lenders' counsel and other authorized representatives reasonable access from the date hereof until the Closing during normal business hours, to the offices, properties, books, and records of the JV Party and its Affiliates limited exclusively to its Business (including the organizational documents of the Subsidiary) and with respect to the Assets, subject to each JV Party's obligations regarding the confidentiality of such information as set forth in Section 9 hereof; provided, however, that such access shall be arranged in advance by the JV Parties and will be scheduled in a manner and with a frequency calculated to cause as little disruption of the business of the JV Party and its Affiliates as practical.

          7.4 Cooperation. Each JV Party will use all commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied, to facilitate and cause the consummation of the transactions contemplated hereby and to obtain from all persons all consent or approvals required on the part of such party with respect to the consummation of those transactions.

          7.5 Further Assurances. Each JV Party hereby agrees that it will at any time and from time to time following the Closing Date, upon request of the other JV Parties, execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered, all such further acknowledgements, assignments, transfers, conveyances and similar instruments of assignment as may be reasonable and necessary for the assigning, conveying and transferring (or confirmation thereof) from the JV Party any and all of the Assets to be conveyed and transferred to the Company as provided herein.

          7.6 Environmental Matters.

               (a) Undertaking.

                    (i) Each JV party undertakes, at its own cost, to take (1)
               all the actions mentioned in Dames & Moore's Phase II reports, in FAG's case as related to the ball manufacturing hall, (2) all actions that are agreed with or imposed by relevant Governmental Authorities and (3) any other actions that the relevant party may deem necessary prior to the Compliance Date (as defined below). The actions shall be taken prior to the Closing Date or as soon as practicably possible thereafter. If the Company takes any actions which cause the Facility to be subject to governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation or if the Company does not support and co-operate in any and all reasonable ways with the relevant JV Party, then this undertaking shall be null and void and of no further force and effect after such date.

                    (ii) The undertaking above in Section 7.6(a)(i) shall be
               deemed to have been fulfilled when Dames & Moore has confirmed in writing that the Facility, according to their professional opinion and to the best of their knowledge, in all material respects is in compliance with all Applicable Law related to environmental matters. The date of such letter from Dames & Moore shall be the "Compliance Date".

               (b) Warranty. Each party warrants that at the Closing Date, and as regards actions set forth in Section 7.6(a) at the Compliance Date, each party's Facility will comply in all material respects with any and all Applicable Laws related to environmental matters in force at the Closing Date.

               (c) Limitation of warranty. The warranty in Section 7.6(b) above is subject to the following conditions: (i) the Company and/or the other JV Parties must give timely written notice of any claim; (ii) any claim must be made within three years of the Closing Date; (iii) if the Company sells the Business or property at the Facility, ceases operation at the Facility or takes any action which causes the Facility to be the subject of governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation, the warranty shall be null and void and of no further force and effect after such date. In case of a claim for breach of the warranty, the Company and the JV Parties shall give the relevant party sole control of the defense of the underlying matter on which the claim is based, including any action to take any measure necessary to cause the Company to be in compliance with all Applicable Laws related to environmental matters. The Company shall support and co-operate in any and all reasonable ways with the relevant JV Party in this respect.

     8. Conditions to Closing. The obligations of each JV Party to proceed to the Closing in accordance with the terms hereof are subject to satisfaction of each of the following conditions at or before Closing:

               (a) All representations and warranties of the other JV Parties in this Agreement shall be, to the extent qualified by materiality, true, and to the extent not qualified by materiality, true in all material respects, on and as of the Closing as if made as of the Closing, and each JV Party shall have delivered to the other JV Parties a certificate to such effect dated as of the Closing Date;

               (b) Since December 31, 1999, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a material adverse effect on the Business or Assets of either of the other JV Parties;

               (c) Each JV Party shall have completed its due diligence review and shall be reasonably satisfied as to the legal, financial, and operating condition of the Assets and Business being transferred to the Company by the other JV Parties.

               (d) The other JV Parties shall have performed and complied or shall have caused the performance and compliance (i) in all material respects with all covenants and agreements that are unqualified as to materiality and are required by this Agreement on their part to be performed or complied with prior to or on the Closing Date, and (ii) with all covenants and agreements that are qualified as to materiality and are required by this Agreement on their part to be performed or complied with prior to or on the Closing Date;

               (e) The approval of the Supervisory Board of FAG shall have been obtained;

               (f) The form and substance of the documents delivered by the other JV Parties pursuant to this Agreement shall be reasonably acceptable to each JV Party and its counsel;

               (g) There shall be no claims, actions or suits pending or threatened regarding the Assets or the Business of the other JV Parties that would restrict or prohibit or materially adversely affect the other JV Parties from or in consummating the transactions contemplated herein;

               (h) Each JV Party shall have used its best efforts to obtain all necessary consents and authorizations of third parties, including labor unions, suppliers, customers, etc., and all Governmental Approvals of the Company and each JV Party shall be reasonably satisfied that the consents and approvals of the other JV Parties will be obtained;

               (i) Each JV Party shall have used its best efforts to obtain all consents or approvals needed with respect to all of its material Customer Contracts and Other Contracts and each JV Party shall be reasonably satisfied that no material Customer Contract or Other Contract of the other JV Parties shall be reasonably subject to cancellation;

               (j) All actions to be taken by the other JV Parties prior to the Closing under Section 4, above, have been completed;

               (k) All actions agreed to be taken by the other JV Parties at the Closing under Section 5 above, have been taken;

               (l) Each JV Party shall have a right not to proceed to Closing if the undertaking under Section 7.6(a) is not practicable or commercially viable.

               (m) All agreements and transfer documents that are required to be notarized under local law have been notarized.

               (n) The Company or FAG EB shall have entered into a lease agreement with FAG and any other known subsequent owners of the FAG Facility on terms acceptable to NNBR and FAG.

     9. Confidentiality.

          9.1 Limited Use. Except as expressly authorized by any other party, each party agrees not to disclose, use or permit the disclosure or use by others of any Confidential Information unless and to the extent such Confidential Information (i) is not marked or designated in writing as confidential and is provided for a purpose that reasonably contemplates disclosure to or use by others; provided, however, that information disclosed orally that is later designated in writing as confidential shall be treated as Confidential Information except to the extent it has already been disclosed or used by the receiving party, (ii) becomes a matter of public knowledge through no action or inaction of the party receiving the Confidential Information, (iii) was in the receiving party's possession before receipt from the party providing such Confidential Information, (iv) is rightfully received by the receiving party from a third party without any duty of confidentiality, (v) is disclosed to a third party by the party providing the Confidential Information without a duty of confidentiality on the third party, (vi) is disclosed with the prior written approval of the party providing such Confidential Information, or (vii) is independently developed by the receiving party without any use of either of the other parties' Confidential Information. Information shall not be deemed to be available to the general public for the purpose of the exclusion (ii) above with respect to each party merely because it is embraced by more general information in the prior possession of recipient or others.

          9.2 Treatment. In furtherance, and not in limitation of the foregoing
     Section 9.1, each party agrees to do the following with respect to any such Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that party exercises to safeguard the confidentiality of its own Confidential Information; (ii) restrict disclosure of such information to those of its employees and agents who have a need to know, and (iii) instruct and require such employees and agents to maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted herein. Each party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.

          9.3 Agreement Confidential. The foregoing confidentiality obligation shall also apply to the contents of this Agreement.

          9.4 Disclosure. The obligations under this Section 9 shall not prevent the parties from disclosing the Confidential Information or terms of this Agreement to any Governmental Authority as required by law or applicable stock regulations (provided that the party intending to make such disclosure in such circumstances has given the appropriate other party prompt notice prior to making such disclosure so that other party may seek a protective order or other appropriate remedy prior to such disclosure and cooperates fully with that party in seeking such order or remedy).

          9.5 Company Use. The obligations under this Section 9 shall not prevent the Company from using all information relevant to the Business and the Assets in the operation of the Business.

     10. RESERVED

     11. Indemnification.

          11.1 Each JV Party (the "Indemnifying Party") agrees to defend, indemnify, and hold harmless the Company and the other JV Parties, their officers, directors, agents, representatives, successors, and assigns (the "Indemnitees") from, against, and in respect of any and all loss, liability, and expense, including counsel fees and costs of investigation and defense (a "Loss"), resulting from:

               (a) Any misrepresentation or breach or nonfulfillment of any obligation by Indemnifying Party under this Agreement or any other agreement or document required to be entered into pursuant to this Agreement;

               (b) The failure of any representation or warranty of Indemnifying Party under this Agreement, or any other agreement or document required to be entered into pursuant to this Agreement, to have been true when made; or

               (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses (including legal expenses) related to the sale of products of the Indemnifying Party's Business prior to the Closing.

          11.2 In calculating the amount of the Loss, the following shall be deducted (i) the amount of any indemnification or other recovery (including without limitation insurance proceeds) actually paid to the Company or the JV Party in question from any third party with respect to such Loss; and
     (ii) 100 percent of the tax benefit, if any, realized by the JV Party and/or the Company, as a result thereof.

          11.3 In the event of double recovery from a JV Party and from a third party (including insurers), the JV Party or the Company as the case may be shall promptly reimburse the JV Party in question the net amount of the double recovery.

     12. Claims.

          12.1 Claim Period. All claims by a JV Party or by the Company against a JV Party for indemnification herein shall be notified within six (6) months after the JV Party or the Company, as the case may be, obtained actual knowledge of the breach in question, indicating the claimed breach in question.

          12.2 Third-Party Claims. In the event any third party asserts any claim with respect to any matter for which any Indemnitee shall have the right to seek indemnification hereunder, the Indemnitee shall without undue delay give notice to the Indemnifying Party and the Indemnifying Party shall have the right at its election to control the defense of such third-party claim at its own expense by giving prompt notice to the Indemnitee. The Indemnifying Party has the right to require that the Indemnitee, at the Indemnifying Party's cost, shall participate in the defense led by the Indemnifying Party. The Indemnitee shall have the right at its choice and cost also to participate in the defense. If the Indemnifying Party elects to control the defense, it will so do acting in good faith and taking into consideration the reasonable best interests of the Indemnitee. The Indemnitee undertakes that it shall not settle any such third party claim without the Indemnifying Party's consent, which such party undertakes not to unreasonably withhold. In all events, the JV Parties and the Company shall co-operate in defending against any asserted third-party claims, and the defending party shall keep the other duly and reasonably informed during the defense of such claims.

     13. Limitation of Liability.

          The indemnification to which a JV Party or the Company shall be entitled to shall become effective only if the aggregate of Losses claimed by such party exceeds 150,000 Euros and in such event the Indemnitee shall be entitled to indemnification for the full amount of all Losses without regard to such limit. With regard to any liability SKF may have with respect to the SKF Warranty of the SKF Facility under Section 7.6(b) and 6.2.15(b), the Company and SKF shall be responsible for such liability, shared on a Euro for Euro basis, up to a maximum liability to the Company of 500,000 Euros.

     14. Termination.

          This Agreement may be terminated prior to the Closing as follows:

               (a) At any time by unanimous consent of the JV Parties;

               (b) If Closing has not occurred by September 30, 2000, due to the non-fulfillment of the conditions described in Section 8, this Agreement shall, upon the expiry of the said period, and provided that the parties do not agree otherwise in writing, terminate and become null and void without any party having any liability towards the other.

     15. Dispute Resolution; Arbitration.

          15.1 Amicable Resolution. Prior to pursuing arbitration with respect to any dispute hereunder, the chief executive officers or general managers of SKF, FAG and NNBR (or a direct subordinate officer or general manager appointed by them) shall meet to seek an amicable resolution to such dispute. No party shall be entitled to make and bring a claim in arbitration unless it has attempted for a period of forty-five (45) days from written notice of a dispute to reach such amicable resolution.

          15.2 Arbitration. After expiration of the forty-five (45) day period referred to in the prior section, any and all disputes, controversies or claims arising out of or relating to this Agreement, or the transactions contemplated hereby, or the breach, termination or invalidity thereof, shall be settled by mandatory, final and binding arbitration by three (3) arbitrators in accordance with the UNCITRAL Arbitration Rules as at present in effect. The appointing authority shall be the International Chamber of Commerce. The place of arbitration shall be Copenhagen, Denmark or such other location as may be agreed among the parties. The arbitration proceedings shall be conducted in the English language. Among the remedies available to them, the arbitrators shall be authorized to order the specific performance of provisions of this Agreement and of the Associated Agreements. The award rendered by the arbitrators may include costs of arbitration, reasonable counsel's fees, and reasonable costs for expert and other witnesses.

          15.3 Confidentiality. All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be Confidential Information. No party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this Section, agrees to comply with the confidentiality terms of this Section, and will not use any Confidential Information disclosed to such expert for personal or business advantage.

          15.4 Arbitral Decision. The written decisions and conclusions of a majority of the arbitration panel shall be final and binding on the JV Parties and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of the Company or any JV Party.

     16. Miscellaneous.

          16.1 Announcements. The parties shall agree to consult with each other before issuing any press releases or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by law or any applicable stock exchange regulation, will not issue any such press release or make any such public statement if the other party withholds its consent during such consultation.

          16.2 Governing Law. This Agreement is governed by and shall be construed in accordance with, the laws of Denmark excluding any choice of law rules that would refer the matter to the laws of another jurisdiction.

          16.3 Force Majeure. Neither party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement or any Associated Agreement if such failure is caused by an event or condition not existing as of the date of this Agreement and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of the parties; provided, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

          16.4 Assignment. Neither this Agreement nor any of the rights and obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntary or by operation of law, or otherwise, by any party without the prior written consent of the other parties. The parties may, however, transfer this Agreement to another company within its group of companies. No such assignment shall relieve the assigning party of any of its obligations hereunder. This Agreement and the Associated Agreements shall inure to the benefit of and be binding upon the parties, permitted successors and assigns.

          16.5 Survival. The obligations of each party to the others and to the Company under Sections 5, 7, 9, 11, 12, 13, 15, and 16 shall continue to be binding on the parties for a period of five (5) years with respect to Sections 9, 15 and 16, and two (2) years with respect to Sections 5, 7, 11, 12 and 13, following the Closing or the termination or expiration of this Agreement. The JV Parties acknowledge that at Closing they will enter into the several agreements contemplated by this Agreement which will contain representations, warranties and covenants that will survive the Closing under this Agreement.

          16.6 Notices. All notices and communications required, made or permitted hereunder shall be in writing and shall be delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), or by postage prepaid, return receipt requested, registered or certified airmail or telecopy, addressed:

                  If to NNBR:       NN Ball & Roller
                                    800 Tennessee Road
                                    Erwin, TN  37650
                                    USA
                                    Attn:  David Dyckman
                                    Fax:  (423) 743-8870
                  with a copy to:   Blackwell Sanders Peper Martin LLP
                                    2300 Main St., Suite 1000
                                    Kansas City, MO  64108
                                    USA
                                    Attn:  James M. Ash
                                    Fax:  (816) 983-9137

                  If to SKF:        AB SKF
                                    SKF Group Business Development
                                    SE-415 50 Gothenberg
                                    Sweden
                                    Att: the Director
                                    Fax No.  46-31-337-2077

                  with a copy to:   SKF Group Headquarters
                                    SE-415 50 Gothenberg
                                    Sweden
                                    Att: General Counsel
                                    Fax No.  46-31-3371691

                  If to FAG:        FAG Kugelfischer Georg Schaefer AG
                                    Georg-Schaefer-Strasse 30
                                    D-97421 Schweinfurt
                                    Germany
                                    Attn:  Rechtsabteilug-FR
                                    Fax:  49-97-21 91 31 21

                  With a copy to:   FAG Kugelfischer Georg Schaefer AG
                                    D-97421 Schweinfurt
                                    Germany
                                    Att: Technische Koordination - VT
                                    Fax:  49-97-21-91-34-17

          All notices must be in writing in English and each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered, (ii) if sent by airmail, at the earlier of its receipt or at 5 p.m. local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposit of airmail, (iii) if sent by a recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service or (iv) on the next business day after the date of the transmission in case of telecopy with a telecopy receipt. Either party may change the addresses and/or addressees to whom notice may be given by giving notice pursuant to this section at least seven (7) days prior to the date the change becomes effective.

          16.7 Waiver. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of that or any other right. Unless otherwise expressly stated, a waiver given by a party on any one occasion shall be effective only in that instance and shall not be construed as a waiver of that right on any other occasion.

          16.8 Amendment. The parties may amend, modify, and supplement this Agreement, but only pursuant to a writing signed by all parties.

          16.9 Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the formation of the joint venture and supersedes all prior agreements and understandings relating to such subject matter.

          16.10 Successors. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

          16.11 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be used as an aid to the interpretation of this Agreement.

          16.12 Exhibits. All of the exhibits attached hereto are incorporated herein and made a part of this Agreement by reference thereto.

          16.13 Further Assurances. Each party will do all acts and things and execute all documents and instruments which the other party reasonably requests in order to carry out or give further effect to the provisions of this Agreement.

          16.14 Counterparts. This Agreement may be executed in three or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          16.15 Relationship of JV Parties and the Company. The relationship between NNBR, SKF and FAG is that of independent contractors and co-owners of the Company, and nothing in this Agreement shall be construed to constitute one as an employee, partner, or agent of the other. Without limiting the foregoing, neither NNBR, SKF nor FAG shall have the authority to act for or to bind the other in any way.



                             Signature Page Follows

                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have caused this agreement to be duly signed as of the date first written above.

                                    NNBR



                                    By:    /s/ David L. Dyckman
                                    Name:  David L. Dyckman
                                    Title:  Vice President and CFO


                                    AB SKF
                                    (publ)



                                    By: /s/ Kaj Thoren
                                    Name:  Kaj Thoren
                                    Title:  Senior Vice President



                                    By:  /s/ Carina Bergfelt
                                    Name: Carina Bergfelt
                                    Title: General Counsel


                                    FAG



                                    By:  /s/ Dr. Uwe Loos
                                    Name:  Dr. Uwe Loos
                                    Title:    President  CEO



                                    By:  /s/ Dr, Gerhard Vogel
                                    Name: Dr. Gerhard Vogel
                                    Title: Member of the Executive Board  CFO

                                  EXHIBIT 2.27

                              SHAREHOLDER AGREEMENT

                                  SCHEDULE 2.15




Iceland
Norway
Sweden
Finland
Russia (west of the Urals)
Estonia
Latvia
Lithuania
Belorussia
Ukraine
Moldavia
Romania
Bulgaria
Macedonia
Greece
Albania
Yugoslavia
Bosnia/Herzegovina
Croatia
Slovenia
Hungary
Slovak Republic
Czech Republic
Poland
Austria
Italy
Switzerland
Germany
Netherlands
Belgium
Luxembourg
France
Spain
Portugal
Ireland
United Kingdom
Denmark

                                Schedule 2.15 - 1

                                  SCHEDULE 6.1


      When used in this Schedule 6.1, the term "knowledge" or any variation thereof with respect to NNBR shall mean the actual knowledge of the executive officers or managers of NNBR after reasonable investigation of all relevant matters.

     6.1.1 Organization and Existence.

          (a) Valid incorporation. NNBR Sub is validly incorporated and no resolution has been passed or is proposed, nor has any petition been presented, in respect of the winding-up of NNBR Sub.

          (b) Constitution of Group Members. Schedule 6.1.1(b) comprises correct and complete copies of the memorandum and articles of association of NNBR Sub and of all resolutions and agreements required by section 143(2) of the 1963 Act.

          (c) Returns to Registrar of Companies. All returns, particulars, resolutions and other documents required to be delivered on behalf of NNBR Sub to the Registrar of Companies have been properly made and delivered.

          (d) Compliance with the Law. NNBR Sub has carried on its business in all material respects in accordance with applicable laws, regulations and by-laws in Ireland and all foreign countries, and there is no investigation or enquiry by, or order, decree or judgement of, any court, governmental agency or regulatory body outstanding against NNBR Sub which may have a material adverse effect upon its assets or business.

     6.1.2. Power and Authority. NNBR Sub has the corporate power and authority to own its properties and assets, specifically including but not limited to the NNBR Assets, and to carry on its business as now conducted.

     6.1.3. Execution and Delivery Permitted; Consents. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of the organizational documents of NNBR or NNBR Sub, result in a breach of or constitute a default under any term in any agreement or other instrument to which NNBR or NNBR Sub is a party or by which any of the NNBR Assets are bound, such default having not been previously waived by the other party to any such agreement, or violate any law or any order, rule or regulation applicable to NNBR or NNBR Sub, of any Governmental Authority having jurisdiction over NNBR Sub or its properties; and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the NNBR Assets. The Board of Directors of NNBR and NNBR Sub have taken all action required by law and by their organizational documents to authorize the execution and delivery of this Agreement, and the transfer of NNBR Sub in accordance with this Agreement. Except as set forth on Schedule 6.1.3 and excluding any customer of NNBR Sub, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party (other than

                                Schedule 6.1 - 1
     those obtained prior to the date hereof), including but not limited to, any governmental body or entity. NNBR Sub will use its best efforts to obtain all required customer consents.

     6.1.4. The Assets.

          (a) Attached hereto on Schedule 6.1.4(a) is a complete and accurate list of all real property owned or leased by NNBR Sub or in which it has an ownership, leasehold or other interest related to the operation of the NNBR Sub (collectively, the "NNBR Real Property");

          (b) Attached hereto on Schedule 6.1.4(b) is a complete and accurate list of all agreements or documents, and NNBR has made available to SKF and FAG a copy of such agreements or documents, under which NNBR Sub claims or holds such leasehold or other interest or right to the use of the NNBR Real Property (the "NNBR Real Property Leases");

          (c) Attached hereto on Schedule 6.1.4(c) is a complete and accurate list of all material leases of equipment, fixtures and/or personal property used in the operation of the NNBR Business (the "NNBR Equipment Leases") and NNBR has made available to SKF and FAG a copy of such NNBR Equipment Leases;

          (d) Attached hereto on Schedule 6.1.4(d) is a complete and accurate list of all equipment, leasehold improvements, and other personal property located at the NNBR Facility (the "NNBR Equipment");

          (e) Attached hereto on Schedule 6.1.4(e) is a complete and accurate list of all material (i) trademarks, tradenames, service marks, business and product names, slogans, and any registration or application thereof;
     (ii) copyrights; (iii) inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; and
     (iv) any other intellectual property rights similar to the foregoing used or held for use in the NNBR Business (the "NNBR Intellectual Property");

          (f) Attached hereto on Schedule 6.1.4(f) is a complete and accurate list of (i) all material contracts, agreements, commitments or other understandings or arrangements with respect to any customer to whom NNBR Sub provides any services (the "NNBR Customer Contracts"), and (ii) all other material contracts, agreements, commitments or other understandings or arrangements to which NNBR is a party that relate to the NNBR Assets or by which any of the NNBR Assets are bound or affected (the "NNBR Other Contracts"). True and complete copies of the NNBR Customer Contracts and NNBR Other Contracts have been made available to SKF and FAG;

          (g) Attached hereto on Schedule 6.1.4(g) is a complete and accurate list of all material licenses, permits, approvals and qualifications related to the NNBR Assets, if any, from any Governmental Authority ("NNBR Permits"); and

          (h) NNBR has made available to SKF and FAG during their due diligence review a complete and accurate list of all inventories of raw materials not held on consignment, work in process and finished goods located at the NNBR Facility (the "NNBR

                                Schedule 6.1 - 2

     Inventory") and all inventories are not obsolete or discontinued items and are of such quality as to meet the standard quality control standards of the JV Parties.

     6.1.5. Binding Effect. This Agreement and each other agreement required to be executed and delivered by NNBR or NNBR Sub in connection herewith, when executed and delivered, will be a legal, valid and binding obligation of NNBR or NNBR Sub, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     6.1.6. Condition of Assets.

          (a) The NNBR Equipment is in reasonable operating condition, commensurate with its age, with reasonable wear and tear excepted, and the NNBR Equipment complies in all material respects with all Applicable Laws.

          (b) The buildings, fixtures, and other improvements, appurtenances and hereditaments at the NNBR Facility are in good condition, commensurate with their age, with reasonable wear and tear excepted, and in compliance in all material respects with all Applicable Laws and leases and lease provisions.

          (c) With respect to all software used by the NNBR Business, NNBR Sub is in possession of all source and object codes related to each configuration of software unless the failure to have such source and object codes could not reasonably be expected to have a material adverse effect or such software is standard retail software and was not customized for the NNBR Business.

     6.1.7. Absence of Other Assets. Except as specifically listed on Schedule 6.1.7, there is no material asset, property, or right of any nature owned, held or used by NNBR Sub, or any direct or indirect subsidiary or affiliate which is not being transferred to the Company or the Subsidiaries hereunder that has been primarily used or held for use in connection with the operation of the NNBR Business.

     6.1.8 Ownership of Assets. NNBR Sub has good title to the NNBR Assets, which title is, or will be at Closing, free and clear of all deeds of trust, mortgages, liens, security interests, charges, and encumbrances of any nature whatsoever. No person or entity other than NNBR Sub has any interest in the NNBR Assets other than the lessors under the NNBR Real Property Leases and NNBR Equipment Leases, the other parties to the NNBR Customer Contracts and the NNBR Other Contracts.

     6.1.9. Real Property. Each NNBR Real Property Lease is in full force and effect; and each constitutes the legal, valid, binding and enforceable obligation of NNBR Sub, and, to NNBR Sub's knowledge, the lessor thereof. NNBR Sub is current in all material obligations under each NNBR Real Property Lease. There are currently no events of default by NNBR Sub, and, to the best of NNBR Sub's knowledge, no state of facts exists which with notice or the passage of time, or both, would constitute an event of default by NNBR Sub or any other party under any NNBR Real Property Lease. To NNBR Sub's knowledge, there are no disputes in effect as to any NNBR Real


                                Schedule 6.1 - 3

Property Lease. Subject to the consents listed on Schedule 6.1.3, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of NNBR Sub under any NNBR Real Property Lease. Neither (a) the request for or granting of consent nor (b) the transfer of any NNBR Real Property Lease will cause an increase in the amount of rent or other sums payable under the terms of any NNBR Real Property Lease. NNBR Sub has not assigned, transferred, conveyed, mortgaged or otherwise encumbered any interest in any NNBR Real Property.

     6.1.10. Litigation or Condemnation; Compliance with Laws. Except as set forth on Schedule 6.1.10 to this Agreement, there are no suits, actions, condemnation actions, investigations, complaints, or other proceedings of any nature whatsoever in law or in equity, which are pending or, to NNBR's knowledge, threatened against NNBR Sub, which materially adversely affect the NNBR Business or any of the NNBR Assets, by or before any judicial authority, arbitration tribunal or other Governmental Authority. NNBR Sub is not in default with respect to any order, writ, injunction, garnishment, levy, or decree of any judicial authority, arbitration tribunal or other Governmental Authority which would materially adversely affect the NNBR Assets, the NNBR Business, and the transfer of the NNBR Assets do not constitute a default thereunder. The operations of the NNBR Business and the condition of the NNBR Assets do not violate in any material respect any Applicable Law (including any applicable zoning or similar use regulation or law). NNBR Sub has complied in all material respects with all Applicable Laws and NNBR Sub has not received any written notice alleging any material conflict, violation, breach or default with such laws.

      6.1.11. Taxes. All ad valorem taxes, value added taxes ("VAT") other property taxes, all sales taxes, and all other taxes relating to the NNBR Sub have been fully paid to the extent due, and all prior tax years and there are no delinquent tax liens or assessments. NNBR Sub has also filed (or will file) all tax returns and reports of whatever kind pertaining to the NNBR Business or NNBR Assets and required to be filed by NNBR Sub with the appropriate Governmental Authorities for all periods up to and including the Closing Date. NNBR Sub has paid (or will pay) all taxes of whatever kind, including any interest, penalties, governmental charges, duties, fees, and fines properly due to Governmental Authorities which are due and payable (or which relate to any period prior to the Closing Date) or for which assessments relating to any period prior to the Closing Date have been received, the nonpayment of which would result in a material lien on any of the NNBR Assets. Except as set forth on Schedule 6.1.11 hereto, no audits are currently pending with respect to any tax returns of NNBR Sub, and NNBR Sub has received no written notice of any claims by any such governmental entity or taxing authority with respect to the payment of taxes or filing of tax returns or reports.

     6.1.12. Contracts. The NNBR Customer Contracts and the NNBR Other Contracts have been entered into in the ordinary course of the NNBR Business and contain commercially reasonable terms. There have been no events of material default by NNBR Sub, or, to NNBR's knowledge, any third party, and no state of facts exists which with notice or the passage of time, or both, would constitute an event of material default by NNBR Sub or a third party under any Customer Contract or Other Contract. Subject to the consents listed on Schedule 6.1.3, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of NNBR Sub under any Customer Contract or Other Contract.



                                Schedule 6.1 - 4

Each Customer Contract and Other Contract is in full force and effect; and each constitutes the legal, valid, binding and enforceable obligation of NNBR Sub and, to NNBR's knowledge, the other parties thereto. Except as set forth on
Schedule 6.1.4(f), there are no material oral contracts to which NNBR Sub is a party that relate to the NNBR Assets and as to which the Company or NNBR Sub would be obligated after the Closing.

     6.1.13. Employment Matters.

          (a) Except as set forth on Schedule 6.1.13(a), no persons who are employed by NNBR Sub primarily for use at the NNBR Facility (the "Facility Employees") are on strike, claiming unfair labor practices or other collective bargaining disputes. NNBR Sub has received no written notice that such employees are threatening to strike, claiming unfair labor practices or other collective bargaining disputes. To NNBR's knowledge, there have been no strikes, material grievances, claims of material unfair labor practices or other collective bargaining disputes in connection with the NNBR Business.

          (b) No Facility Employee will be entitled to severance pay by virtue of the transactions contemplated by this Agreement.

          (c) The Company and NNBR Sub are not obligated to assume any liability, obligation or other responsibility under any benefit plan of NNBR.

          (d) Schedule 6.1.13(d) sets forth a complete list of all Facility Employees and a description of all monetary or other compensation paid to such Facility Employees.

     6.1.14. Licensure. NNBR Sub possesses all Permits necessary for the operation of the NNBR Business which the failure to obtain would have a material adverse effect on the operation of the NNBR Business. NNBR Sub has all such Permits current and in full force and effect and are in material compliance with all requirements and limitations set forth in such Permits.

     6.1.15. Environmental Matters.

          (a) Undertaking.

               (i) NNBR Sub undertakes, at its own cost, to take (1) all the actions mentioned in Dames & Moore's Phase II reports, (2) all actions that are agreed with or imposed by relevant Governmental Authorities and (3) any other actions that NNBR may deem necessary prior to the Compliance Date (as defined below). The actions shall be taken prior to the Closing Date or as soon as practicably possible thereafter. If the Company takes any actions which cause the NNBR Facility to be subject to governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation or if the Company does not support and co-operate in any and all reasonable ways with the NNBR Sub, then this undertaking shall be null and void and of no further force and effect after such date.

               (ii) The undertaking above in Section 6.1.15(a)(i) shall be deemed to have been fulfilled when Dames & Moore has confirmed in writing that the NNBR

                                Schedule 6.1 - 5

          Facility, according to their professional opinion and to the best of their knowledge, in all material respects is in compliance with all Applicable Law related to environmental matters. The date of such letter from Dames & Moore shall be the "Compliance Date".

          (b) Warranty. NNBR warrants that at the Closing Date, and as regards actions set forth in Section 6.1.15(a) at the Compliance Date, NNBR's Facility will comply in all material respects with any and all Applicable Law related to environmental matters in force at the Closing Date.

          (c) Limitation of warranty. The warranty in Section 6.1.15(b) above is subject to the following conditions: (i) the Company and/or the other JV Parties must give timely written notice of any claim; (ii) any claim must be made within three years of the Closing Date; (iii) if the Company sells the NNBR Business or property at the NNBR Facility, ceases operation at the NNBR Facility or takes any action which causes the NNBR Facility to be the subject of governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation, the warranty shall be null and void and of no further force and effect after such date. In case of a claim for breach of the warranty, the Company and the JV Parties shall give NNBR sole control of the defense of the underlying matter on which the claim is based, including any action to take any measure necessary to cause the Company to be in compliance with all Applicable Law related to environmental matters. The Company shall support and co-operate in any and all reasonable ways with NNBR in this respect.

     6.1.16. Historical Financial Information. The historical financial information for the NNBR Sub provided to SKF and FAG as set forth on Schedule
6.1.16 was prepared in accordance with NNBR's historical practices and the books and records from which such financial information was prepared are true, correct and complete in all material respects. The unaudited statements of operations for the fiscal years ended December 31, 1999, December 31, 1998, and December 31, 1997 were prepared in accordance with generally accepted accounting principles, except for the absence of explanatory notes, and fairly present in all material respects the operating results for the periods presented. The unaudited consolidated balance sheet of the NNBR Business as of December 31, 1999, which includes all NNBR Assets, was prepared in accordance with NNBR's historical practices and the books and records of NNBR Sub from which such financial information was prepared are true, correct and complete in all material respects, and the NNBR Assets, as shown therein, are reflected in accordance with generally accepted accounting principles, except for the absence of explanatory notes. NNBR Sub does not have any material liability or obligation of any nature, whether accrued absolute, fixed or contingent other than those reflected in such balance sheet.

     6.1.17. Year 2000 Issues. NNBR Sub has reviewed the areas within the NNBR Business which could be adversely affected by, and has developed a program to address on a timely basis, the risk that certain computer applications used in the NNBR Business (or any of its material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000



                                Schedule 6.1 - 6

Problem did not and in NNBR's opinion will not have a material adverse effect upon the NNBR Business or NNBR Assets.

     6.1.18. Intellectual Property. All intellectual property owned or utilized by NNBR Sub with respect to the NNBR Business or NNBR Assets are set forth on
Schedule 6.1.4(e), are valid and, where appropriate, have been duly registered or filed with all appropriate governmental authorities (except as set forth on Schedule 6.1.18) and constitute all of the intellectual property rights which are necessary for the operation of the NNBR Business; there is no objection to or pending challenge to the validity of such NNBR Intellectual Property and NNBR Sub is not aware of any reasonable grounds for any challenge. NNBR Sub does not hold any registrations with the Irish copyright office or any such office in a foreign country; however all copyrightable materials created by NNBR Sub (such as manuals, promotional materials and other product literature) and all trade secrets of NNBR Sub are entitled to protection under Applicable Law. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by NNBR Sub and all trade secrets used by NNBR Sub consists of original material or property developed by NNBR Sub (in whole or in part) or was lawfully acquired by NNBR Sub from the proper and lawful owner thereof (in whole or in part). NNBR Sub has the right to use all other inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information not listed on Schedule 6.1.4(e) but used in the NNBR Business. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

     6.1.19. Absence of Certain Changes. Since December 31, 1998, NNBR Sub has carried on the Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been any material damage, destruction or loss (whether or not covered by insurance) affecting the NNBR Assets or action taken by NNBR Sub which, if taken between the date hereof and Closing, would be prohibited by Section 7.2 of the Joint Venture Formation Agreement.

     6.1.20. Insurance. The insurance coverage provided by the insurance policies obtained by NNBR Sub with respect to the NNBR Assets is adequate. NNBR Sub is not in default in any material respect with regard to any of the provisions contained in any such insurance policy, where such default would have a material adverse effect upon the NNBR Assets. Such insurance policies are in full force and effect on the date hereof, and will be continued in full force and effect to and including the Closing Date.

     6.1.21. Customer Relationships. Except as set forth on Schedule 6.1.21 hereto, during the fiscal year ended December 31, 1999, there were no material changes, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of NNBR Sub with any customer or supplier of the Business which individually or in the aggregate provided more than 100,000 Euros of services or purchases for the period.

     6.1.22 Disclosure. No representation or warranty of NNBR or NNBR Sub in this Agreement, or any statement or certificate furnished or to be furnished by or on behalf of the NNBR or NNBR Sub or any document or certificate delivered to SKF and FAG pursuant to this Agreement, or in connection with the transaction contemplated hereby, contains any untrue



                                Schedule 6.1 - 7
statement of material fact or omits to state any material fact necessary to make any statement contained therein in light of the circumstances under which it was made, not misleading.

     6.1.23 Valuation of the Assets. The value of the NNBR Assets is accurately reflected on the current balance sheet as of November 30, 1999 and attached hereto as Exhibit Schedule 5.5.

     6.1.24 Accuracy of Information. The statutory books, books of account, registers and other records of NNBR Sub are up-to-date and maintained in all material respect in accordance with all applicable legal requirements on a proper and consistent basis and contain materially complete and accurate records of all matters required to be disclosed or dealt with in them. All such books, registers and records and all other documents (including documents of title and copies of all subsisting agreements to which NNBR Sub are party) which are the property of NNBR Sub or ought to be in its possession or under its control are in its possession or under its control, and no notice or allegation has been received that any is incorrect or should be rectified.

     6.1.25 Rights to Share Capital. Nobody has the right to call for the allotment, issue, sale or transfer of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of preemption) and there are no claims, charges, liens, equities or encumbrances on any of the Shares.

     6.1.26 Related Party Contracts. NNBR Sub is not, and has not been at any time since May 14, 1997, the date of its incorporation, party to or subject to any material contract, transaction, arrangement, understanding, obligation or liability, written or oral, with NNBR or any other associated company of NNBR which will continue to exist after the Closing Date.



                                Schedule 6.1 - 8

                                  SCHEDULE 6.2

      When used in this Schedule 6.2, the term "knowledge" or any variation thereof with respect to SKF shall mean the actual knowledge of the executive officers and managers of SKF, SKF Italy and SKF Sub after reasonable investigation of all relevant matters. The JV Parties acknowledge that SKF Sub currently has no assets or operations.

      6.2.1 Organization and Existence. SKF Italy and SKF Sub are duly organized and validly existing, and have not been adjudicated bankrupt or subject to any other insolvency proceeding.

      6.2.2. Power and Authority. SKF Sub has the corporate power and authority to own its properties and assets, specifically including but not limited to the SKF Assets, and to carry on its business as now conducted. SKF Italy has the requisite corporate power and authority to convey, assign, and transfer the SKF Assets to SKF Sub and to transfer SKF Sub to the Company, all as set forth in this Agreement.

      6.2.3. Execution and Delivery Permitted; Consents. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of the organizational documents of SKF, SKF Italy or SKF Sub, result in a breach of or constitute a default under any term in any agreement or other instrument to which SKF, SKF Italy or SKF Sub is a party or by which any of the SKF Assets are bound, such default having not been previously waived by the other party to any such agreement, or violate any law or any order, rule or regulation applicable to SKF, SKF Italy or SKF Sub, of any Governmental Authority having jurisdiction over SKF Sub or its properties; and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the SKF Assets. The Board of Directors of SKF, SKF Italy and SKF Sub has taken all action required by law and by their organizational documents to authorize the execution and delivery of this Agreement, and the transfer of the SKF Assets to SKF Sub in accordance with this Agreement. Except as set forth on Schedule 6.2.3 and excluding any customer of SKF Italy or SKF Sub, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party (other than those obtained prior to the date hereof), including but not limited to, any governmental body or entity. SKF will use its best efforts to obtain all required customer consents.

      6.2.4.      The Assets.

            (a) Attached hereto on Schedule 6.2.4(a) is a complete and accurate list of each parcel of real estate owned or leased by SKF Italy or in which it has a ownership, leasehold or other interest related to the operation of the SKF Business (collectively, the "SKF Real Property");

            (b) Attached hereto on Schedule 6.2.4(b) is a complete and accurate list of all agreements or documents, and SKF has made available to NNBR and FAG a copy of such agreements or documents, under which SKF Italy claims or holds such leasehold or other interest or right to the use of the SKF Real Property (the "SKF Real Property Leases");

                                Schedule 6.2 - 1

            (c) Attached hereto on Schedule 6.2.4(c) is a complete and accurate list of all material leases of equipment, fixtures and/or personal property used in the operation of the SKF Business (the "SKF Equipment Leases") and SKF has made available to NNBR and FAG a copy of such SKF Equipment Leases.

            (d) Attached hereto on Schedule 6.2.4(d) is a complete and accurate list of all equipment, leasehold improvements, and other personal property located at the SKF Facility (the "SKF Equipment");

            (e) Attached hereto on Schedule 6.2.4(e) is a complete and accurate list of all material (i) trademarks, tradenames, service marks, business and product names, slogans, and any registration or application thereof;
      (ii) copyrights; (iii) inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; and
      (iv) any other intellectual property rights similar to the foregoing used or held for use in the SKF Business (the "SKF Intellectual Property");

            (f) Attached hereto on Schedule 6.2.4(f) is a complete and accurate list of (i) all material contracts, agreements, commitments or other understandings or arrangements with respect to any customer to whom the SKF Facility provides any services (the "SKF Customer Contracts"), and
      (ii) all other material contracts, agreements, commitments or other understandings or arrangements to which SKF Italy or SKF Sub is a party that relate to the SKF Assets or by which any of the SKF Assets are bound or affected (the "SKF Other Contracts"). True and complete copies of the SKF Customer Contracts and SKF Other Contracts have been made available to NNBR and FAG.

            (g) Attached hereto on Schedule 6.2.4(g) is a complete and accurate list of all material licenses, permits, approvals and qualifications related to the SKF Assets, if any, from any Governmental Authority ("SKF Permits").

            (h) SKF has made available to NNBR and FAG during their due diligence review a complete and accurate list of all inventories of raw materials not held on consignment, work in process and finished goods located at the SKF Facility (the "SKF Inventory") and all inventories are not obsolete or discontinued items and are of such quality as to meet the standard quality control standards of the JV Parties.

      6.2.5. Binding Effect. This Agreement and each other agreement required to be executed and delivered by SKF, SKF Italy or SKF Sub in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of each, as applicable, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

      6.2.6.      Condition of Assets.

            (a) Except as set forth on Schedule 6.2.6, the SKF Equipment is in reasonable operating condition, commensurate with its age, with reasonable wear and tear excepted, and the SKF Equipment complies in all material respects with all Applicable Laws.

                                Schedule 6.2 - 2

            (b) Except as set forth on Schedule 6.2.6, the buildings, fixtures, and other improvements, appurtenances and hereditaments at the SKF Facility are in good condition, commensurate with their age, with reasonable wear and tear excepted, and in compliance in all material respects with all Applicable Laws and leases and lease provisions.

            (c) With respect to all software used by the SKF Business, SKF is in possession of all source and object codes related to each configuration of software unless the failure to have such source and object codes not reasonably be expected to have a material adverse effect or such software is standard retail software and was not customized for the SKF Business.

      6.2.7. Absence of Other Assets. Except as specifically listed on Schedule 6.2.7, there is no material asset, property, or right of any nature owned, held or used by the SKF Business, or any direct or indirect subsidiary or affiliate which is not being transferred to the Company or the Subsidiaries hereunder that has been primarily used or held for use in connection with the operation of the SKF Business.

      6.2.8 Ownership of Assets. Except as set forth on Schedule 6.2.8, SKF Italy has good title to the SKF Assets, which title is, or will be at Closing, free and clear of all deeds of trust, mortgages, liens, security interests, charges, and encumbrances of any nature whatsoever. SKF Italy has the full, absolute and unrestricted right to assign, transfer and convey to SKF Sub the SKF Assets, subject only to those consents set forth on Schedule 6.2.3; no person or entity other than SKF Sub has any interest in the SKF Assets other than the lessors under the SKF Real Property Leases and SKF Equipment Leases, the other parties to the SKF Customer Contracts and the SKF Other Contracts. SKF Italy has good title to 100% of the SKF Sub shares, which shares are, or will be at Closing free and clear of all liens, security interests, changes and encumbrances of any nature whatsoever. SKF Italy has full, absolute and unrestricted right to transfer the shares of SKF Sub; no person or entity other than SKF Italy has any interest in the SKF Sub shares.

      6.2.9. Real Property. Each SKF Real Property Lease is in full force and effect; and each constitutes the legal, valid, binding and enforceable obligation of SKF Italy or SKF Sub, and, to SKF's knowledge, the lessor thereof. SKF Italy is current in all material obligations under each SKF Real Property Lease. There are currently no events of default by SKF Italy or SKF Sub, and, to the best of SKF's knowledge, no state of facts exists which with notice or the passage of time, or both, would constitute an event of default by SKF Italy or SKF Sub or any other party under any SKF Real Property Lease. To SKF's knowledge, there are no disputes in effect as to any SKF Real Property Lease. Subject to the consents listed on Schedule 6.2.3, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of SKF Italy or SKF Sub under any SKF Real Property Lease. Neither (a) the request for or granting of consent nor (b) the transfer of any SKF Real Property Lease will cause an increase in the amount of rent or other sums payable under the terms of any SKF Real Property Lease. Except as listed on
Schedule 6.2.9, neither SKF Italy or SKF Sub have assigned, transferred, conveyed, mortgaged or otherwise encumbered any interest in any SKF Real Property.

      6.2.10. Litigation or Condemnation; Compliance with Laws. Except as set forth on Schedule 6.2.10 to this Agreement, there are no suits, actions, condemnation actions, investigations,

                                Schedule 6.2 - 3
complaints, or other proceedings of any nature whatsoever in law or in equity, which are pending or, to SKF's knowledge, threatened against SKF Italy or SKF Sub, which materially adversely affect the SKF Business or any of the SKF Assets, by or before any judicial authority, arbitration tribunal or other Governmental Authority. Neither SKF Italy nor SKF Sub is in default with respect to any order, writ, injunction, garnishment, levy, or decree of any judicial authority, arbitration tribunal or other Governmental Authority which would materially adversely affect the SKF Assets, the SKF Business, and the transfer of the SKF Assets and the shares of SKF Sub do not constitute a default thereunder. The operations of the SKF Business and the condition of the SKF Assets do not violate in any material respect any Applicable Law (including any applicable zoning or similar use regulation or law). SKF Italy and SKF Sub have complied in all material respects with all Applicable Laws and neither SKF Italy nor SKF Sub has received any written notice alleging any material conflict, violation, breach or default with such laws.

      6.2.11. Taxes. All ad valorem, value added taxes ("VAT"), other property taxes, all sales taxes and all other taxes relating to the SKF Assets or SKF Business have been fully paid to the extent due, and all prior tax years and there are no delinquent tax liens or assessments. SKF has also filed (or will file) all tax returns and reports of whatever kind pertaining to the SKF Business or the SKF Assets and required to be filed by SKF Italy or SKF Sub with the appropriate Governmental Authorities for all periods up to and including the Closing Date. SKF Italy or SKF Sub has paid (or will pay) all taxes of whatever kind, including any interest, penalties, governmental charges, duties, fees, and fines properly due to Governmental Authorities which are due and payable (or which relate to any period prior to the Closing Date) or for which assessments relating to any period prior to the Closing Date have been received, the nonpayment of which would result in a material lien on any of the SKF Assets or the shares of SKF Sub. Except as set forth on Schedule 6.2.11 hereto, no audits are currently pending with respect to any tax returns of SKF Italy or SKF Sub, and neither SKF Italy nor SKF Sub has received written notice of any claims by any such governmental entity or taxing authority with respect to the payment of taxes or filing of tax returns or reports.

      6.2.12. Contracts. The SKF Customer Contracts and the SKF Other Contracts have been entered into in the ordinary course of the SKF Business and contain commercially reasonable terms. Subject to the consents listed on Schedule 6.2.3, SKF Italy has the right to assign, transfer and convey to SKF Sub the SKF Customer Contracts and the SKF Other Contracts. There have been no events of material default by SKF Italy or SKF Sub, or, to SKF's knowledge, any third party, and no state of facts exists which with notice or the passage of time, or both, would constitute an event of material default by SKF Italy or SKF Sub or a third party under any SKF Customer Contract or SKF Other Contract. Subject to the consents listed on Schedule 6.2.3, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of SKF Italy or SKF Sub under any SKF Customer Contract or SKF Other Contract. Each SKF Customer Contract and SKF Other Contract is in full force and effect; and each constitutes the legal, valid, binding and enforceable obligation of SKF Italy or SKF Sub and, to SKF's knowledge, the other parties thereto. Except as set forth on Schedule 6.2.4(f), there are no material oral contracts to which SKF Italy or SKF Sub is a party that relate to the SKF Assets and as to which the Company or SKF Sub would be obligated after the Closing.

                                Schedule 6.2 - 4

      6.2.13.     Employment Matters.

            (a) Except as set forth on Schedule 6.2.13(a), no persons who are employed by SKF Italy or SKF Sub primarily for use at the SKF Facility (the "SKF Facility Employees") are on strike, claiming unfair labor practices or other collective bargaining disputes. Neither SKF Italy nor SKF Sub has received written notice that such employees are threatening to strike, claiming unfair labor practices or other collective bargaining disputes. To SKF's knowledge, there have been no strikes, material grievances, claims of material unfair labor practices or other collective bargaining disputes in connection with the SKF Business.

            (b) Except as set forth on Schedule 6.2.13(b), no trade union agreements exist between SKF Italy or SKF Sub and any union or works council.

            (c) The SKF Facility employees will be entitled to severance pay on request by virtue of the transactions contemplated by this Agreement. SKF or SKF Italy will pay for any severance pay requested by SKF Facility employees.

            (d) Except as listed on Schedule 6.2.13(d), the Company and SKF Sub are not obligated to assume any liability, obligation or other responsibility under any benefit plan of SKFItaly.

            (e) Schedule 6.2.13(e) sets forth a complete list of all SKF Facility Employees and a description of all monetary or other compensation paid to such SKF Facility Employees.

            (f) Except as set forth on Schedule 6.2.13(f), SKF Sub does not maintain any type of pension or retirement plan. All pension or retirement plans listed on Schedule 6.2.13(e), if any, have been fully accrued, are in compliance with all relevant laws and regulations governing such plans, and are correctly represented on the financial statements on Schedule 6.2.16.

            (g) SKF Italy and SKF Sub are not in breach of any provisions contained in the labor agreements with the SKF Facility Employees and are in compliance with the applicable national and local labor contracts and are not in breach of any provisions regarding the payment of Social Security contributions or of any other labor law provisions.

            (h) SKF Italy and SKF Sub are in compliance and will comply with the provisions of Italian Law No. 428 of December 29, 1990 which provides for a 25-day notice period to request the advice of labor unions prior to the transfer of a business.

            (i) SKF Italy and SKF Sub maintained adequate reserve in their books of account for the payment of any severance indemnity or pension obligation due to their employees.

            (j) There are no circumstances in existence which allow an employee to assert a claim against SKF Italy, SKF Sub or the SKF Business for any reason whatsoever.

                                Schedule 6.2 - 5

      6.2.14. Licensure. SKF Italy and SKF Sub possess all SKF Permits necessary for the operation of the SKF Business which the failure to obtain would have a material adverse effect on the operation of the SKF Business. SKF Italy and SKF Sub have all such SKF Permits current and in full force and effect and are in material compliance with all requirements and limitations set forth in such SKF Permits. All such SKF Permits are now, and at Closing will be, in full force and effect and, unless otherwise set forth on Schedule 6.2.14, are fully transferable to SKF Sub.

      6.2.15.     Environmental Matters.

            (a)   Undertaking.

                  (i) SKF Italy undertakes, at its own cost, to take (1) all the actions mentioned in Dames & Moore's Phase II reports, (2) all actions that are agreed with or imposed by relevant Governmental Authorities and (3) any other actions that SKF may deem necessary prior to the Compliance Date (as defined below). The actions shall be taken prior to the Closing Date or as soon as practicably possible thereafter. If the Company takes any actions which cause the SKF Facility to be subject to governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation or if the Company does not support and co-operate in any and all reasonable ways with SKF Italy, then this undertaking shall be null and void and of no further force and effect after such date.

                  (ii) The undertaking above in Section 6.2.15(a)(i) shall be deemed to have been fulfilled when Dames & Moore has confirmed in writing that the SKF Facility, according to their professional opinion and to the best of their knowledge, in all material respects is in compliance with all Applicable Law related to environmental matters. The date of such letter from Dames & Moore shall be the "Compliance Date".

            (b) Warranty. SKF warrants that at the Closing Date, and as regards actions set forth in Section 6.2.15(a) at the Compliance Date, SKF's Facility will comply in all material respects with any and all Applicable Law related to environmental matters in force at the Closing Date.

            (c) Limitation of warranty. The warranty in Section 6.2.15(b) above is subject to the following conditions: (i) the Company and/or the other JV Parties must give timely written notice of any claim; (ii) any claim must be made within three years of the Closing Date; (iii) if the Company sells the SKF Business or property at the SKF Facility, ceases operation at the SKF Facility or takes any action which causes the SKF Facility to be the subject of governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation, the warranty shall be null and void and of no further force and effect after such date. In case of a claim for breach of the warranty, the Company and the JV Parties shall give SKF sole control of the defense of the underlying matter on which the claim is based, including any action to take any measure necessary to cause the Company to be in compliance with all Applicable Law related to environmental matters.

                                Schedule 6.2 - 6

      The Company shall support and co-operate in any and all reasonable ways with SKF in this respect.

      6.2.16. Historical Financial Information. The historical financial information for SKF Italy provided to NNBR and FAG as set forth on Schedule
6.2.16 was prepared in accordance with SKF's historical practices and the books and records from which such financial information was prepared are true, correct and complete in all material respects. The unaudited statements of operations for the fiscal years ended December 31, 1999, December 31, 1998, and December 31, 1997 were prepared in accordance with generally accepted accounting principles, except for the absence of explanatory notes, and fairly present in all material respects the operating results for the periods presented. The unaudited consolidated balance sheet of the SKF Business as of December 31, 1999, which includes all SKF Assets, was prepared in accordance with SKF's historical practices and the books and records of SKF Italy from which such financial information was prepared are true, correct and complete in all material respects, and the SKF Assets, as shown therein, are reflected in accordance with generally accepted accounting principles, except for the absence of explanatory notes. SKF Italy and SKF Sub do not have any material liability or obligation of any nature, whether accrued absolute, fixed or contingent other than those reflected in such balance sheet.

      6.2.17. Year 2000 Issues. SKF and SKF Italy have reviewed the areas within the SKF Business which could be adversely affected by, and have developed a program to address on a timely basis, the risk that certain computer applications used in the SKF Business (or any of its material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem did not and in SKF's opinion will not have a material adverse effect upon the SKF Business or SKF Assets.

      6.2.18. Intellectual Property. All intellectual property owned or utilized by SKF or SKF Italy with respect to the SKF Business or SKF Assets is set forth on Schedule 6.2.4(e), is valid and has been duly registered or filed with all appropriate governmental authorities (except as set forth on Schedule 6.2.18) and constitutes all of the intellectual property rights which are necessary for the operation of the SKF Business; there is no objection to or pending challenge to the validity of such SKF Intellectual Property and neither SKF nor SKF Italy is aware of any reasonable grounds for any challenge. SKF Italy does not hold any registrations with the Italian copyright office or any such office in a foreign country; however all copyrightable materials created by SKF Italy (such as manuals, promotional materials and other product literature) are entitled to protection under Applicable Law and all trade secrets of SKF are entitled to protection under Applicable Law. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by SKF Italy and all trade secrets used by SKF Italy consists of original material or property developed by SKF Italy (in whole or in part) or was lawfully acquired by SKF or SKF Italy from the proper and lawful owner thereof (in whole or in part). SKF Sub has the right to use all other inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information not listed on Schedule 6.2.4(e) but used in the SKF Business. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

                                Schedule 6.2 - 7

      6.2.19. Absence of Certain Changes. Since December 31, 1998, SKF Italy and SKF Sub have carried on the SKF Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been any material damage, destruction or loss (whether or not covered by insurance) affecting the SKF Assets or action taken by SKF Sub which, if taken between the date hereof and Closing, would be prohibited by Section 7.2 of the Joint Venture Formation Agreement.

      6.2.20. Insurance. The insurance coverage provided by the insurance policies obtained by SKF Italy and SKF Sub with respect to the SKF Assets is adequate. SKF Italy and SKF Sub are not in default in any material respect with regard to any of the provisions contained in any such insurance policy, where such default would have a material adverse effect upon the SKF Assets. Such insurance policies are in full force and effect on the date hereof, and will be continued in full force and effect to and including the Closing Date.

      6.2.21. Customer Relationships. Except as set forth on Schedule 6.2.21 hereto, during the fiscal year ended December 31, 1999, there were no material changes, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of SKF Italy or SKF Sub regarding the SKF Business with any customer or supplier of the SKF Business which individually or in the aggregate provided more than 100,000 Euros of services or purchases for the period.

      6.2.22 Disclosure. No representation or warranty of SKF or SKF Italy in this Agreement, or any statement or certificate furnished or to be furnished by or on behalf of SKF or SKF Italy or any document or certificate delivered to NNBR and FAG pursuant to this Agreement, or in connection with the transaction contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary to make any statement contained therein in light of the circumstances under which it was made, not misleading.

      6.2.23 Valuation of the Assets. The value of the SKF Assets is accurately reflected on the current balance sheet as of October 31, 1999 and attached hereto as Exhibit Schedule 5.5.







                                Schedule 6.2 - 8

                                  SCHEDULE 6.3

      When used in this Schedule 6.3, the term "knowledge" or any variation thereof with respect to FAG shall mean the actual knowledge of the executive officers and managers of FAG, FAG Sub and FAG EB after reasonable investigation of all relevant matters. The JV Parties acknowledge that FAG EB currently has no assets or operations.


      6.3.1 Organization and Existence. FAG EB and FAG Sub are duly organized, validly existing, and in good standing under the laws of Germany and are in good standing with the proper Governmental Authorities in each jurisdiction in which the failure to be in good standing could materially adversely affect FAG EB or FAG Sub.


      6.3.2. Power and Authority. FAG Sub has the corporate power and authority to own its properties and assets, specifically including but not limited to the FAG Assets, and to carry on its business as now conducted. FAG Sub has the requisite corporate power and authority to convey, assign, and transfer the FAG Assets as set forth in this Agreement.


      6.3.3. Execution and Delivery Permitted; Consents. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of the organizational documents of FAG, FAG Sub or FAG EB, result in a breach of or constitute a default under any term in any agreement or other instrument to which FAG, FAG Sub or FAG EB is a party or by which any of the FAG Assets are bound, such default having not been previously waived by the other party to any such agreement, or violate any law or any order, rule or regulation applicable to FAG, FAG Sub or FAG EB, of any Governmental Authority having jurisdiction over FAG, FAG Sub or FAG EB or its properties; and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the FAG Assets. Except for the approval of the Supervisory Board of FAG Kugelfischer which will be granted as soon as possible, the Board of Directors of FAG, FAG Sub or FAG EB has taken all action required by law and by their organizational documents to authorize the execution and delivery of this Agreement, and the transfer of the FAG Assets to FAG EB in accordance with this Agreement. Except as set forth on Schedule 6.3.3 and excluding any customer of FAG Sub or FAG EB, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party (other than those obtained prior to the date hereof), including but not limited to, any governmental body or entity. FAG will use its best efforts to obtain all required customer consents.

      6.3.4.      The Assets.

            (a) Attached hereto on Schedule 6.3.4(a) is a complete and accurate list of each parcel of real estate owned or leased by FAG Sub or in which it has a ownership, leasehold or other interest related to the operation of the FAG Business (collectively, the "FAG Real Property");

            (b) Attached hereto on Schedule 6.3.4(b) is a complete and accurate list of all agreements or documents, and FAG has made available to NNBR and SKF a copy of such



                                Schedule 6.3 - 1
     agreements or documents, under which FAG Sub claims or holds such leasehold or other interest or right to the use of the FAG Real Property (the "FAG Real Property Leases");

            (c) Attached hereto on Schedule 6.3.4(c) is a complete and accurate list of all material leases of equipment, fixtures and/or personal property used in the operation of the FAG Business (the "FAG Equipment Leases") and FAG has made available to NNBR and SKF a copy of such FAG Equipment Leases.

            (d) Attached hereto on Schedule 6.3.4(d) is a complete and accurate list of all equipment, leasehold improvements, and other personal property located at the FAG Facility (the "FAG Equipment");

            (e) Attached hereto on Schedule 6.3.4(e) is a complete and accurate list of all material (i) trademarks, tradenames, service marks, business and product names, slogans, and any registration or application thereof;
      (ii) copyrights; (iii) inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; and
      (iv) any other intellectual property rights similar to the foregoing used or held for use in the FAG Business (the "FAG Intellectual Property");

            (f) Attached hereto on Schedule 6.3.4(f) is a complete and accurate list of (i) all material contracts, agreements, commitments or other understandings or arrangements with respect to any customer to whom FAG Sub or FAG EB provides any services (the "FAG Customer Contracts"), and
      (ii) all other material contracts, agreements, commitments or other understandings or arrangements to which NNBR is a party that relate to the FAG Assets or by which any of the FAG Assets are bound or affected (the "FAG Other Contracts"). True and complete copies of the FAG Customer Contracts and FAG Other Contracts have been made available to SKF and NNBR.

            (g) Attached hereto on Schedule 6.3.4(g) is a complete and accurate list of all material licenses, permits, approvals and qualifications related to the FAG Assets, if any, from any Governmental Authority ("FAG Permits").

            (h) FAG has made available to SKF and NNBR during their due diligence review a complete and accurate list of all inventories of raw materials not held on consignment, work in process and finished goods located at the FAG Facility (the "FAG Inventory") and all inventories are not obsolete or discontinued items and are of such quality as to meet the standard quality control standards of the JV Parties.

      6.3.5. Binding Effect. This Agreement and each other agreement required to be executed and delivered by FAG, FAG Sub and FAG EB in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of each, as applicable, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                                Schedule 6.3 - 2

      6.3.6.      Condition of Assets.

            (a) The FAG Equipment is in reasonable operating condition, commensurate with its age, with reasonable wear and tear excepted, and the FAG Equipment complies in all material respects with all Applicable Laws.

            (b) The buildings, fixtures, and other improvements, appurtenances and hereditaments at the FAG Facility are in good condition, commensurate with their age, with reasonable wear and tear excepted, and in compliance in all material respects with all Applicable Laws and leases and lease provisions.

            (c) With respect to all software used by the FAG Business, FAG is in possession of all source and object codes related to each configuration of software unless the failure to have such source and object codes could not reasonably be expected to have a material adverse effect or such software is standard retail software and was not customized for the FAG Business.

      6.3.7. Absence of Other Assets. Except as specifically listed on Schedule 6.3.7, there is no asset, property, or right of any nature owned, held or used by FAG Sub, or any direct or indirect subsidiary or affiliate which is not being transferred to the Company or the Subsidiaries hereunder that has been primarily used or held for use in connection with the operation of the FAG Business.

      6.3.8 Ownership of Assets. Except as specifically listed on Schedule 6.3.8, FAG Sub has good title to the FAG Assets, which title is, or will be at Closing, free and clear of all deeds of trust, mortgages, liens, security interests, charges, and encumbrances of any nature whatsoever. FAG Sub has the full, absolute and unrestricted right to assign, transfer and convey to FAG EB the FAG Assets, subject only to those consents set forth on Schedule 6.3.3; no person or entity other than FAG Sub has any interest in the FAG Assets other than the lessors under the FAG Real Property Leases and FAG Equipment Leases, the other parties to the FAG Customer Contracts and the FAG Other Contracts.

      6.3.9. Real Property. Each FAG Real Property Lease is in full force and effect; and each constitutes the legal, valid, binding and enforceable obligation of FAG Sub, and, to FAG's knowledge, the lessor thereof. FAG Sub is current in all material obligations under each FAG Real Property Lease. There are currently no events of default by FAG Sub, and, to the best of FAG's knowledge, no state of facts exists which with notice or the passage of time, or both, would constitute an event of default by FAG Sub or FAG EB or any other party under any FAG Real Property Lease. To FAG's knowledge, there are no disputes in effect as to any FAG Real Property Lease. Subject to the consents listed on Schedule 6.3.3, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of FAG Sub or FAG EB under any FAG Real Property Lease. Neither (a) the request for or granting of consent nor (b) the transfer of any FAG Real Property Lease will cause an increase in the amount of rent or other sums payable under the terms of any FAG Real Property Lease. FAG Sub has not assigned, transferred, conveyed, mortgaged or otherwise encumbered any interest in any FAG Real Property.

                                Schedule 6.3 - 3

      6.3.10. Litigation or Condemnation; Compliance with Laws. Except as set forth on Schedule 6.3.10 to this Agreement, there are no suits, actions, condemnation actions, investigations, complaints, or other proceedings of any nature whatsoever in law or in equity, which are pending or, to FAG's knowledge, threatened against FAG or FAG Sub, which materially adversely affect the FAG Business or any of the FAG Assets, by or before any judicial authority, arbitration tribunal or other Governmental Authority. FAG Sub is not in default with respect to any order, writ, injunction, garnishment, levy, or decree of any judicial authority, arbitration tribunal or other Governmental Authority which would materially adversely affect the FAG Assets, the FAG Business, and the transfer of the FAG Assets do not constitute a default thereunder. The operations of the FAG Business and the condition of the FAG Assets do not violate in any material respect any Applicable Law (including any applicable zoning or similar use regulation or law). FAG Sub has complied in all material respects with all Applicable Laws and FAG Sub has not received any written notice alleging any material conflict, violation, breach or default with such laws.

      6.3.11. Taxes. All ad valorem taxes, value added taxes ("VAT"), other property taxes, all sales taxes and all other taxes relating to the FAG Business have been fully paid to the extent due, and all prior tax years and there are no delinquent tax liens or assessments. FAG has also filed (or will file) all tax returns and reports of whatever kind pertaining to the FAG Business or FAG Assets and required to be filed by FAG with the appropriate Governmental Authorities for all periods up to and including the Closing Date. FAG has paid (or will pay) all taxes of whatever kind, including any interest, penalties, governmental charges, duties, fees, and fines properly due to Governmental Authorities which are due and payable (or which relate to any period prior to the Closing Date) or for which assessments relating to any period prior to the Closing Date have been received, the nonpayment of which would result in a material lien on any of the FAG Assets. Except as set forth on Schedule 6.3.11 hereto, no audits are currently pending with respect to any tax returns of FAG, and FAG has received no written notice of any claims by any such governmental entity or taxing authority with respect to the payment of taxes or filing of tax returns or reports.

      6.3.12. Contracts. The FAG Customer Contracts and the FAG Other Contracts have been entered into in the ordinary course of the FAG Business and contain commercially reasonable terms. Subject to the consents listed on Schedule 6.3.3, FAG Sub has the right to assign, transfer and convey to FAG EB the FAG Customer Contracts and the FAG Other Contracts. There have been no events of material default by FAG Sub, or, to FAG's knowledge, any third party, and no state of facts exists which with notice or the passage of time, or both, would constitute an event of material default by FAG Sub or a third party under any FAG Customer Contract or FAG Other Contract. Subject to the consents listed on Schedule 6.3.3, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of FAG EB under any FAG Customer Contract or FAG Other Contract. Each FAG Customer Contract and FAG Other Contract is in full force and effect; and each constitutes the legal, valid, binding and enforceable obligation of FAG or FAG Sub and, to FAG's knowledge, the other parties thereto. Except as set forth on Schedule 6.3.4(f), there are no material oral contracts to which FAG or FAG Sub is a party that relate to the FAG Assets and as to which the Company or FAG EB would be obligated after the Closing.

                                Schedule 6.3 - 4

      6.3.13.     Employment Matters.

            (a) Except as set forth on Schedule 6.3.13(a), no persons who are employed by FAG Sub primarily for use at the FAG Facility (the "FAG Facility Employees") are on strike, claiming unfair labor practices or other collective bargaining disputes. FAG Sub has received no written notice that such employees are threatening to strike, claiming unfair labor practices or other collective bargaining disputes. To FAG's knowledge, there have been no strikes, material grievances, claims of material unfair labor practices or other collective bargaining disputes in connection with the FAG Business.

            (b) Except as set forth on Schedule 6.3.13(b), no trade union agreements exist between FAG or FAG Sub and any union or works council.

            (c) No FAG Facility Employee will be entitled to severance pay by virtue of the transactions contemplated by this Agreement.

            (d) Except as set forth on Schedule 6.3.13(d), the Company and FAG EB are not obligated to assume any liability, obligation or other responsibility under any benefit plan of FAG.

            (e) Schedule 6.3.13(e) sets forth a complete list of all FAG Facility Employees and a description of all monetary or other compensation paid to such FAG Facility Employees.

            (f) Except as set forth on Schedule 6.3.13(f), FAG Sub does not maintain any type of pension or retirement plan. All pension or retirement plans listed on Schedule 6.3.13(e), if any, have been fully accrued, are in compliance with all relevant laws and regulations governing such plans, and are correctly represented on the financial statements on Schedule 6.3.16.

      6.3.14. Licensure. FAG Sub possesses all FAG Permits necessary for the operation of the FAG Business which the failure to obtain would have a material adverse effect on the operation of the FAG Business. FAG Sub has all such FAG Permits current and in full force and effect and are in material compliance with all requirements and limitations set forth in such FAG Permits. All such FAG Permits are now, and at Closing will be, in full force and effect and, unless otherwise set forth on Schedule 6.3.14, are fully transferable to FAG EB.

      6.3.15. Environmental Matters.


            (a)   Undertaking.

                  (i) FAG Sub undertakes, at its own cost, to take (1) all the actions mentioned in Dames & Moore's Phase II reports, in FAG's case as related to the ball manufacturing hall, (2) all actions that are agreed with or imposed by relevant Governmental Authorities and (3) any other actions that FAG may deem necessary prior to the Compliance Date (as defined below). The actions shall be taken prior to the Closing Date or as soon as practicably possible thereafter. If the Company takes any actions which cause the FAG Facility to be subject to governmental inquiry,

                                Schedule 6.3 - 5
            other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation or if the Company does not support and co-operate in any and all reasonable ways with the FAG Sub, then this undertaking shall be null and void and of no further force and effect after such date.

                  (ii) The undertaking above in Section 6.3.15(a)(i) shall be deemed to have been fulfilled when Dames & Moore has confirmed in writing that the FAG Facility, according to their professional opinion and to the best of their knowledge, in all material respects is in compliance with all Applicable Law related to environmental matters. The date of such letter from Dames & Moore shall be the "Compliance Date".

            (b) Warranty. FAG warrants that at the Closing Date, and as regards actions set forth in Section 6.3.15(a) at the Compliance Date, FAG's Facility will comply in all material respects with any and all Applicable Law related to environmental matters in force at the Closing Date.

            (c) Limitation of warranty. The warranty in Section 6.3.15(b) above is subject to the following conditions: (i) the Company and/or the other JV Parties must give timely written notice of any claim; (ii) any claim must be made within three years of the Closing Date; (iii) if the Company sells the FAG Business or property at the FAG Facility, ceases operation at the FAG Facility or takes any action which causes the FAG Facility to be the subject of governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation, the warranty shall be null and void and of no further force and effect after such date. In case of a claim for breach of the warranty, the Company and the JV Parties shall give FAG sole control of the defense of the underlying matter on which the claim is based, including any action to take any measure necessary to cause the Company to be in compliance with all Applicable Law related to environmental matters. The Company shall support and co-operate in any and all reasonable ways with FAG in this respect.

      6.3.16. Historical Financial Information. The historical financial information for the FAG Business provided to SKF and NNBR as set forth on
Schedule 6.3.16 was prepared in accordance with FAG's historical practices and the books and records from which such financial information was prepared are true, correct and complete in all material respects. The unaudited statements of operations for the fiscal years ended December 31, 1999, December 31, 1998, and December 31, 1997 were prepared in accordance with generally accepted accounting principles, except for the absence of explanatory notes, and fairly present in all material respects the operating results for the periods presented. The unaudited consolidated balance sheet of the FAG Business as of December 31, 1999, which includes all FAG Assets, was prepared in accordance with FAG's historical practices and the books and records of FAG and FAG Sub from which such financial information was prepared are true, correct and complete in all material respects, and the FAG Assets, as shown therein, are reflected in accordance with generally accepted accounting principles, except for the absence of explanatory notes. The FAG Business and FAG EB do not have any



                                Schedule 6.3 - 6
material liability or obligation of any nature, whether accrued absolute, fixed or contingent other than those reflected in such balance sheet.

      6.3.17. Year 2000 Issues. FAG has reviewed the areas within the FAG Business which could be adversely affected by, and has developed or a program to address on a timely basis, the risk that certain computer applications used in the FAG Business (or any of its material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem did not and in FAG's opinion will not have a material adverse effect upon the FAG Business or FAG Assets.

      6.3.18. Intellectual Property. All intellectual property owned or utilized by FAG or FAG Sub with respect to the FAG Business or FAG Assets are set forth on Schedule 6.3.4(e), are valid and have been duly registered or filed with all appropriate governmental authorities (except as set forth on Schedule 6.3.18) and constitute all of the intellectual property rights which are necessary for the operation of the FAG Business; there is no objection to or pending challenge to the validity of such FAG Intellectual Property and FAG is not aware of any reasonable grounds for any challenge. FAG EB does not hold any registrations with the German copyright office or any such office in a foreign country; however all copyrightable materials created by FAG (such as manuals, promotional materials and other product literature) are entitled to protection under Applicable Law and all trade secrets are entitled to protection under Applicable Law. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by FAG and all trade secrets used in the FAG Business consists of original material or property developed by FAG (in whole or in part) or was lawfully acquired by FAG from the proper and lawful owner thereof (in whole or in part). FAG EB has the right to use all other inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information not listed on Schedule 6.3.4(e) but used in the FAG Business. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

      6.3.19. Absence of Certain Changes. Since December 31, 1998, FAG and FAG Sub have carried on the Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been any material damage, destruction or loss (whether or not covered by insurance) affecting the FAG Assets or action taken by FAG or FAG Sub which, if taken between the date hereof and Closing, would be prohibited by Section 7.2 of the Joint Venture Formation Agreement.

      6.3.20. Insurance. The insurance coverage provided by the insurance policies obtained by FAG Sub and FAG EB with respect to the FAG Assets is adequate. FAG and FAG Sub are not in default in any material respect with regard to any of the provisions contained in any such insurance policy, where such default would have a material adverse effect upon the FAG Assets. Such insurance policies are in full force and effect on the date hereof, and will be continued in full force and effect to and including the Closing Date.

      6.3.21. Customer Relationships. Except as set forth on Schedule 6.3.21 hereto, during the fiscal year ended December 31, 1999, there were no material changes, termination, cancellation or



                                Schedule 6.3 - 7
limitation of, or any adverse modification or change in, the business relationship of FAG or FAG Sub regarding the Business with any customer or supplier of the Business which individually or in the aggregate provided more than Euro100,000 of services or purchases for the period.

      6.3.22 Disclosure. No representation or warranty of FAG in this Agreement, or any statement or certificate furnished or to be furnished by or on behalf or FAG or any document or certificate delivered to SKF and NNBR pursuant to this Agreement, or in connection with the transaction contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary to make any statement contained therein in light of the circumstances under which it was made, not misleading.

      6.3.23 Valuation of the Assets. The value of the FAG Assets is accurately reflected on the current balance sheet as of November 30, 1999 and attached hereto as Exhibit Schedule 5.5.





                                Schedule 6.3 - 8

                                TABLE OF CONTENTS

                                                                        PAGE NO.

      1.    Establishment (and Purpose of) Company...........................1


      2.    Definitions......................................................2


      3.    The Company......................................................4


      4.    Actions to be Taken Prior to Closing.............................4

            4.1   SKF TRANSFER OF ASSETS TO SUBSIDIARY.......................4
            4.2   FAG ACTIONS................................................4
            4.3   NNBR ACTIONS...............................................5
            4.4   INTERCOMPANY RELATIONS.....................................5
            4.5   GOVERNMENTAL APPROVALS.....................................5
            4.6   FINANCIAL STATEMENTS.......................................5
            4.7   ASSET TRANSFER AND VALUATIONS..............................5

      5.    Actions to be Taken at Closing...................................5

            5.1   ACTIONS BY NNBR............................................6
            5.2   ACTIONS BY SKF.............................................6
            5.3   ACTIONS BY FAG.............................................6
            5.4   COMPANY BORROWINGS.........................................6
            5.5   CLOSING BALANCE SHEET......................................7

      6.    Representations and Warranties...................................8

            6.1   REPRESENTATIONS AND WARRANTIES OF NNBR.....................8
            6.2   REPRESENTATIONS AND WARRANTIES OF SKF......................8
            6.3   REPRESENTATIONS AND WARRANTIES OF FAG......................9

      7.    Joint Covenants of JV Parties....................................9

            7.1   PERFORMANCE................................................9
            7.2   CONDUCT OF BUSINESS........................................9
            7.3   ACCESS TO INFORMATION.....................................10
            7.4   COOPERATION...............................................11
            7.5   FURTHER ASSURANCES........................................11
            7.6 ENVIRONMENTAL MATTERS.......................................11

      8.    Conditions to Closing...........................................12


      9.    Confidentiality.................................................13

            9.1   LIMITED USE...............................................13
            9.2   TREATMENT.................................................14
            9.3   AGREEMENT CONFIDENTIAL....................................14
            9.4   DISCLOSURE................................................14
            9.5   COMPANY USE...............................................14

      10.   RESERVED........................................................14

      11.   Indemnification.................................................14


      12.   Claims..........................................................15

            12.1  CLAIM PERIOD..............................................15
            12.2  THIRD-PARTY CLAIMS........................................15

      13.   Limitation of Liability.........................................16


      14.   Termination.....................................................16


      15.   Dispute Resolution; Arbitration.................................16

            15.1  AMICABLE RESOLUTION.......................................16
            15.2  ARBITRATION...............................................16
            15.3  CONFIDENTIALITY...........................................16
            15.4  ARBITRAL DECISION.........................................17

      16.   Miscellaneous...................................................17

            16.1  ANNOUNCEMENTS.............................................17
            16.2  GOVERNING LAW.............................................17
            16.3  FORCE MAJEURE.............................................17
            16.4  ASSIGNMENT................................................17
            16.5  SURVIVAL..................................................18
            16.6  NOTICES...................................................18
            16.7  WAIVER....................................................19
            16.8  AMENDMENT.................................................19
            16.9  ENTIRE AGREEMENT..........................................19
            16.10 SUCCESSORS................................................19
            16.11 HEADINGS..................................................19
            16.12 EXHIBITS..................................................19
            16.13 FURTHER ASSURANCES........................................20
            16.14 COUNTERPARTS..............................................20
            16.15 RELATIONSHIP OF JV PARTIES AND THE COMPANY................20

      Schedule 2.15..........................................................1


      SCHEDULE 6.1...........................................................1


      SCHEDULE 6.2...........................................................1


      SCHEDULE 6.3...........................................................1

                             AMENDMENT NO. 1 TO THE

                        JOINT VENTURE FORMATION AGREEMENT



      THIS AMENDMENT NO. 1 TO THE JOINT VENTURE FORMATION AGREEMENT (the "Amendment") is entered into and effective as of this 15th day of June, 2000, by and among NN BALL & ROLLER, INC., a Delaware corporation ("NNBR"), AB SKF, a Swedish company ("SKF"), and FAG KUGELFISCHER GEORG SCHAFER AG, a German company ("FAG").

                                    RECITALS

      A. NNBR, SKF, and FAG are parties to that certain Joint Venture Formation Agreement dated as of April 6, 2000 (the "Formation Agreement"), which provides for the parties to enter into a joint venture (the "Company") to manufacture precision steel balls for sale worldwide;

      B. NNBR, pursuant to the terms of the Formation Agreement desires to transfer the shares of NNBR Sub in exchange for a 54% interest in the Company;

      C. SKF, pursuant to the terms of the Formation Agreement, has transfered all of the assets used in its ball manufacturing business in Pinerolo, Italy (the "SKF Assets") and the Business to a newly established subsidiary (the "SKF Sub"). SKF desires to sell the SKF Sub to a subsidiary of the Company ("EB Italy") for 35.532 million Euros and SKF desires to contribute 28.556 million Euros to the Company (subject to adjustment under Section 5.5 of the Formation Agreement) in exchange for a 23% interest in the Company;

      D. FAG, pursuant to the terms of the Formation Agreement, desires to contribute 4.960 million Euros to a newly established subsidiary (the "FAG EB") and then to transfer the shares of FAG EB to the Company in exchange for a 23% interest in the Company and to sell all of the assets used in its ball manufacturing business in Eltmann (the "FAG Assets") and the Business to FAG EB for 15.956 million Euros (subject to adjustment under Section 5.5 of the Formation Agreement).

      E. The JV Parties desire to amend Section 5.5(c) of the Formation Agreement to provide that in the event the Company pays a JV Party or its Affiliates additional amounts as a Net Book Value Adjustment, such JV Party is not required to contribute to the Company an additional capital investment;

      F. The JV Parties desire to further amend the Formation Agreement to provide that the Company may borrow an additional amount (the "Additional Debt") from the Lender above the Debt provided in Section 5.4(a) of the Formation Agreement to the extent, and only to the extent, an additional amount is required to fund a payment to a JV Party as a Net Book Value Adjustment; and

      G. The JV Parties desire to further amend the Formation Agreement to provide that in the event the Company must incur Additional Debt to pay additional amounts to a JV Party or its Affiliates as a Net Book Value Adjustment, each of NNBR, FAG and SKF will proportionately increase its unconditional guarantee so that each JV Party unconditionally guarantees that portion of the Additional Debt equal to such Party's Percentage Interest.

                                    AGREEMENT

     In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms used herein and not otherwise defined are used as defined in the Formation Agreement.

     2. Section 5.4(a) of the Formation Agreement is hereby amended and restated in its entirety as follows:

                        (a) At the Closing, the Company and/or its subsidiaries
                  will execute and deliver all agreements and other documents deemed necessary and appropriate to borrow from a third party lender (the "Lender") 44.553 million Euros (the "Debt") to be used to fund the purchase of the FAG Assets and Business under the FAG Asset Transfer Agreement, the purchase of the shares of SKF Sub under the SKF Share Purchase Agreement, and for general corporate purposes. The Company may borrow an additional amount ("Additional Debt") from the Lender as needed to fund the payment of a Net Book Value Adjustment to a JV Party as provided Section 5.5. The proceeds from the Debt and the Additional Debt may not be used for any purpose other than the purchase of the FAG Assets and Business under the FAG Asset Transfer Agreement, the purchase of the shares of SKF Sub under the SKF Share Purchase Agreement, the payment of a Net Book Value Adjustment to a JV Party as provided Section 5.5, or general operating expenses related to the FAG Business, the SKF Business, or the NNBR Business.

     3. Section 5.4(b) of the Formation Agreement is hereby amended and restated in its entirety as follows:

                        (b) At the Closing, each of NNBR, FAG and SKF shall
                  execute and deliver to the Lender an unconditional guarantee of that portion of the Debt and Additional Debt, if any, equal to such Party's Percentage Interest. Each party's guarantee shall expire (i) on its sixth (6th) anniversary or (ii) earlier if the party ceases to be a shareholder in the Company. In the event of (ii), above, the Company shall use all reasonable efforts to obtain the release of the party's guarantee by the Lender as quickly as possible.

     4. Section 5.5(c) of the Formation Agreement is hereby amended and restated in its entirety as follows:

                        (c) Reconciliation of Adjustments. The parties shall
                  determine the net amount of adjustments, if any, as between the Company and each JV Party, or its Affiliates. Each JV Party or its Affiliates shall then either be required to pay or entitled to receive the net amount calculated by the parties as being owed or due to such JV Party or its Affiliates as a Net Book Value Adjustment.

     5. From and after the execution of this Amendment by all of the parties hereto, all references in the Formation Agreement to "this Agreement," "hereof," "herein" and similar terms shall mean or refer to the Formation Agreement as amended by this Amendment, and all references in other documents to the Formation Agreement shall mean such Formation Agreement as amended by this Amendment.

     6. The Formation Agreement is hereby ratified and confirmed and, as herein amended, remains in full force and effect.

     7. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any JV Party under the Formation Agreement, nor constitute a waiver of any provision of the Formation Agreement.

     8. This Amendment may be executed in three or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                             Signature Page Follows

                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have caused this agreement to be duly signed as of the date first written above.

                                    NNBR



                                    By:    /s/ David L. Dyckman
                                    Name:  David L. Dyckman
                                    Title:  Vice President and CFO


                                    AB SKF
                                    (publ)



                                    By: /s/ Kaj Thoren
                                    Name:  Kaj Thoren
                                    Title:  Senior Vice President



                                    By:  /s/ Carina Bergfelt
                                    Name: Carina Bergfelt
                                    Title: General Counsel


                                    FAG



                                    By:  /s/ Dr. Uwe Loos
                                    Name:  Dr. Uwe Loos
                                    Title:    President  CEO



                                    By:  /s/ Dr, Gerhard Vogel
                                    Name: Dr. Gerhard Vogel
                                    Title: Member of the Executive Board  CFO

                             AMENDMENT NO. 2 TO THE

                        JOINT VENTURE FORMATION AGREEMENT



      THIS AMENDMENT NO. 2 TO THE JOINT VENTURE FORMATION AGREEMENT (the "Amendment") is entered into and effective as of this 31st day of July, 2000, by and among NN, INC., a Delaware corporation ("NNBR"), AB SKF, a Swedish company ("SKF"), and FAG KUGELFISCHER GEORG SCHAFER AG, a German company ("FAG").

                                    RECITALS

      A. NNBR, SKF, and FAG are parties to that certain Joint Venture Formation Agreement dated as of April 6, 2000 (the "Formation Agreement"), which provides for the parties to enter into a joint venture (the "Company") to manufacture precision steel balls for sale worldwide and which has been subsequently amended by Amendment No. 1 to the Joint Venture Formation Agreement dated June 15, 2000;

      B. NNBR desires to contribute the shares of NNBR Sub to the Company at Closing and contribute an additional amount as determined by the adjustment under Section 5.5 of the Formation Agreement (at such time as the reconciliation of the adjustment has been determined as provided in Section 5.5(c) of the Formation Agreement) all in exchange for a 54% interest in the Company;

      C. SKF has transfered all of the assets used in its ball manufacturing business in Pinerolo, Italy (the "SKF Assets") and the Business to a newly established subsidiary (the "SKF Sub"). SKF desires to sell the SKF Sub to a subsidiary of the Company ("EB Italy") for 35.532 million Euros and SKF desires to contribute in total approximately 28.556 million Euros to the Company (subject to adjustment under Section 5.5 of the Formation Agreement) in an installment of 25.8 million Euros at Closing and another installment of an additional amount as determined by the adjustment under Section 5.5 of the Formation Agreement all in exchange for a 23% interest in the Company;

      D. FAG desires to contribute 4.960 million Euros to a newly established subsidiary (the "FAG EB") and then to contribute the shares of FAG EB to the Company all in exchange for a 23% interest in the Company and to sell all of the assets used in its ball manufacturing business in Eltmann (the "FAG Assets") and the Business to FAG EB for 15.956 million Euros (subject to adjustment under Section 5.5 of the Formation Agreement);

      E. The JV Parties desire to amend the Formation Agreement to clearly set forth the intentions of NNBR and SKF to make their contributions to the Company in the series of installments described above; and

      F. The JV Parties further desire to amend the Formation Agreement to clarify the understanding of the JV Parties regarding the environmental undertaking for the SKF Facility.

                                    AGREEMENT

      In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms used herein and not otherwise defined are used as defined in the Formation Agreement.

     2. Section 5.1 (a) of the Formation Agreement is hereby amended and restated in its entirety as follows:

                        (a) At the Closing, NNBR shall contribute its 100%
                  ownership interest in NNBR Sub to the Company in exchange for 52,671.54 Euro of share capital in the Company which shall increase NNBR's total share capital in the Company to 61,724.10 Euro following Closing.

     3. Section 5.2(b) of the Formation Agreement is hereby amended and restated in its entirety as follows:

                        (b) At the Closing, SKF shall contribute to the Company
                  25.8 million Euro in exchange for 22,434.18 Euro of share capital in the Company which shall increase SKF's total share capital in the Company to 26,289.90 Euro following the Closing.

     4. Section 5.3(a) of the Formation Agreement is hereby amended and restated in its entirety as follows:

                        (a) At the Closing, FAG shall contribute to the Company
                  its 100% ownership interest in FAG EB in exchange 24,894.28 Euro of share capital in the Company which shall increase FAG's total share capital in the Company to 28,750 Euro following the Closing.

     5. Section 5.5 (d) is hereby added to the Formation Agreement and shall read in its entirety as follows:

                        (d) Contribution to Company Following Reconciliation of
                  Adjustments. After the parties have determined the net amount of adjustments, if any, as between the Company and each JV Party, or its Affiliates and Each JV Party or its Affiliates has paid or received the Net Book Value Adjustment as determined under Section 5.5(c), the Company shall issue 5,775.90 Euro of additonal share capital to NNBR which shall increase NNBR's total share capital following such Net Book Value Adjustment to 67,500 Euro following the Closing and the Company shall, similarly, issue 2,460.10 Euro of additonal share capital to SKF which shall increase SKF's total share capital following such Net Book Value Adjustment to 28,750 Euro following the Closing.

     6. Section 7.6 (a) of the Formation Agreement is hereby amended and restated in its entirety as follows:

          (a) Undertaking.


                        (i) SKF undertakes to see to it that SKF Italy, at its
                     own cost, takes (1) all the actions mentioned in Section 5 in Dames & Moore's report "Phase II ESA - Integrative Investigation at SKF Pinerolo" (13561-011-437) dated June, 2000 (the "Report") (2) all actions that are agreed with or imposed by relevant Governmental Authorities and (3) any other actions that SKF may deem necessary prior to the Compliance Date (as defined below). The actions shall be taken prior to the Closing Date or as soon as practicably possible thereafter. If the Company takes any actions which cause the Facility to be subject to governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation or if the Company does not support and co-operate in any and all reasonable ways with SKF, then this undertaking shall be null and void and of no further force and effect after such date.

                        (ii) The undertaking above in Section 7.6 (a) (i) shall
                     be deemed to have been fulfilled when Dames & Moore have confirmed in writing that (1) all actions mentioned in the Report have been taken (2) the actions taken have been communicated to the local authorities in compliance with all legal requirements (3) the actions (the remediation plan) have been authorized by local authorities according to Italian legislation and (4) assuming no contamination has occurred since the date of the Report, the implementation of the remediation plan at the Pinerolo facility in Dames & Moore's professional opinion and to the best of their knowledge will bring the Pinerolo facility into compliance with Italian environmental law.

     7. Section 6.2.15 of the Formation Agreement (Schedule 6.2) is hereby amended and restated in its entirety as follows:

          (a) Undertaking.

                        (i) SKF Italy undertakes, at its own cost, to take (1)
                     all the actions mentioned in Section 5 in Dames & Moore's report "Phase II ESA - Integrative Investigation at SKF Pinerolo" (13561-011-437) dated June, 2000 (the "Report")
                     (2) all actions that are agreed with or imposed by relevant Governmental Authorities and (3) any other actions that SKF may deem necessary prior to the Compliance Date (as defined below). The actions shall be taken prior to the Closing Date or as soon as practicably possible thereafter. If the Company takes any actions which cause the Facility to be subject to governmental inquiry, other than required by Applicable Law related to environmental matters, which may require any environmental activity such as, but not limited to, investigation or remediation or if the Company does not support and co-operate in any and all reasonable ways with SKF, then this undertaking shall be null and void and of no further force and effect after such date.

                         (ii) The undertaking above in Section 6.2.15 (a) (i)
                    shall be deemed to have been fulfilled when Dames & Moore have confirmed in writing that (1) all actions mentioned in the Report have been taken (2) the actions taken have been communicated to the local authorities in compliance with all legal requirements (3) the actions (the remediation plan) have been authorized by local authorities according to Italian legislation and (4) assuming no contamination has occurred since the date of the Report, the implementation of the remediation plan at the Pinerolo facility in Dames & Moore's professional opinion and to the best of their knowledge will bring the Pinerolo facility into compliance with Italian environmental law.

     8. From and after the execution of this Amendment by all of the parties hereto, all references in the Formation Agreement to "this Agreement," "hereof," "herein" and similar terms shall mean or refer to the Formation Agreement as amended by this Amendment and any previous amendments, and all references in other documents to the Formation Agreement shall mean such Formation Agreement as amended by this Amendment and any previous amendments.

     9. The Formation Agreement is hereby ratified and confirmed and, as herein amended, remains in full force and effect.

     10. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any JV Party under the Formation Agreement, nor constitute a waiver of any provision of the Formation Agreement.

     11. This Amendment may be executed in three or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                             Signature Page Follows

                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have caused this agreement to be duly signed as of the date first written above.

                                      NNBR



                                    By:  /s/ David L. Dyckman
                                    Name:  David L. Dyckman
                                    Title:  Vice President and CFO


                                    AB SKF
                                    (publ)



                                    By:  /s/ Kaj Thoren
                                    Name:  Kaj Thoren
                                    Title:  Senior Vice President



                                    By:  /s/ Carina Bergfelt
                                    Name: Carina Bergfelt
                                    Title: General Counsel


                                    FAG



                                    By:  /s/ Dr. Uwe Loos
                                    Name:  Dr. Uwe Loos
                                    Title:    President  CEO



                                    By:  /s/ Dr. Gerhard Vogel
                                    Name: Dr. Gerhard Vogel
                                    Title: Member of the Executive Board  CFO